                                                                 EXHIBIT 10.01


                      STANDARD OFFICE LEASE AGREEMENT (NET)

THIS LEASE AGREEMENT (hereafter called the "LEASE AGREEMENT") made as of the 30th day of May, 1997, by and between MIDWEST REAL ESTATE HOLDINGS, INC., a Minnesota corporation, having offices at Suite 200, 3500 West 80th Street, Bloomington, Minnesota, 55431 (hereafter called the "LANDLORD"), and RETEK INFORMATION SYSTEMS, INC., a Delaware corporation (hereafter called the "TENANT").

                                   WITNESSETH

FOR AND IN CONSIDERATION of the sum of One Dollar ($1.00) in hand paid by each of the parties to the other, and other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, Landlord does hereby lease and let unto Tenant, and Tenant does hereby hire, lease and take from Landlord, those areas described in Article 3 below as (i) the entire eleventh (11th) floor of the West Tower containing approximately 12,300 rentable square feet and graphically shown on Exhibit A-1 attached hereto and a portion of the eleventh
(11th) floor of the East Tower containing approximately 17,666 rentable square feet and graphically shown on Exhibit A-2 attached hereto (hereafter called the "PHASE 1 PREMISES") and (ii) all of the remaining portion of the eleventh (11th) floor of the East Tower containing approximately 12,300 rentable square feet and graphically shown on Exhibit A-3 attached hereto (hereafter called the "PHASE 2 PREMISES") (hereafter the Phase 1 Premises and the Phase 2 Premises containing in the aggregate approximately 42,266 rentable square feet are sometimes referred to together as the "PREMISES") at 801 Nicollet Mall and 800 Marquette Avenue, containing two towers (the "West Tower" and the "East Tower") commonly known as the Midwest Plaza Building (hereafter called the "BUILDING") in the City of Minneapolis, County of Hennepin, State of Minnesota to be occupied by Tenant on the respective Commencement Dates indicated in Article 3 below. The term Building as it is used herein shall consist of the West Tower and the East Tower (the "West Tower and the East Tower are sometimes each referred to as a "Tower") including the parking ramp under the East Tower ("PARKING RAMP") on all the real estate legally described on Exhibit A-4 hereto.

It is acknowledged by the parties hereto that the Premises under this Lease Agreement shall be measured by Landlord's architect or other design professional to obtain the useable square footage of the Premises and then converting the useable square footage number to rentable square feet by utilizing the Building's R/U factor (Rentable/Useable) which is 1.06 for single tenant floors and 1.15 for multi-tenant floors. Such area determination shall be used in connection with determining Tenant's "Pro Rata Share of Real Estate Taxes and Operating Expenses" pursuant to Article 6 below and to make any necessary proportionate adjustments in the Minimum Rental, Improvement Allowance, Leasing Commissions and PM Fees payable under this Lease Agreement.

ARTICLE 1 - TERM
         To have and to hold said Premises, or portions thereof as hereinafter provided, for a term commencing August 18, 1997 and terminating August 31, 2004 (hereafter called the "TERM") upon the rentals and subject to the conditions set forth in this Lease Agreement, and the Exhibits attached hereto.
The commencement and termination dates are specifically subject to the provisions of Article 5 hereof.

ARTICLE 2 - USE
         The Premises shall be used by the Tenant solely for the following purposes: General office use and any other legally permitted uses incidental thereto

ARTICLE 3 - RENTALS
         Tenant agrees to pay to Landlord as minimum rental (hereafter called "MINIMUM RENTAL") for the Premises, except as may be otherwise required herein, without notice, set-off or demand, the amounts set forth below commencing on the dates indicated (each a "Commencement Date"):

THE PHASE 1 PREMISES CONTAINING APPROXIMATELY 29,966 RENTABLE SQUARE FEET IN THE AGGREGATE AS DEPICTED ON EXHIBITS A-1 AND A-2 ATTACHED HERETO:

         Commencement Date       Annual Rate Per RSF         Monthly Minimum Rental
         -----------------       -------------------         ----------------------
              8/18/97                    $9.00                      $22,474.50

THE PHASE 2 PREMISES CONTAINING APPROXIMATELY 12,300 RENTABLE SQUARE FEET AS DEPICTED ON EXHIBIT A-3 ATTACHED HERETO:

         Commencement Date       Annual Rate Per RSF         Monthly Minimum Rental
         -----------------       -------------------         ----------------------
              3/1/98                     $9.00                     $ 9,225.00

The Minimum Rental shall be payable in equal monthly installments, said monthly installments to be due and payable by Tenant in advance on the first day of each calendar month during the Term of this Lease Agreement, or any extension or renewal thereof, at the office of Landlord set forth in the preamble to this Lease Agreement or at such other place as Landlord may designate. In the event of any fractional calendar month, Tenant shall pay for each day in such partial month a rental equal to 1/30 of the Minimum Rental. Tenant agrees to pay, as Additional Rent, which shall be collectible to the same extent as Minimum Rental, all amounts which may become due to Landlord hereunder and any tax, charge or fee that may be levied, assessed or imposed upon or measured by the rents reserved hereunder by any governmental authority acting under any present or future law before any fine, penalty, interest or costs may be added thereto for non-payment. Pursuant to Article 6 hereof, Landlord's estimated Operating Expenses for 1997 are $6.14 per rentable square foot and estimated Real Estate Taxes payable in 1997 are $3.84 per rentable square foot.

ARTICLE 4 - CONSTRUCTION
         A.1. Landlord agrees to make the "Tenant Improvements" (as defined below) to the Premises (including the Phase 1 Premises and the Phase 2 Premises) to be shown on the "Approved Plans" (as defined below) pursuant to the provisions of this Article 4 A. In consideration of Landlord making such Tenant Improvements, Tenant agrees to pay to Landlord all costs exceeding the "Improvement Allowance" (as defined below) as Tenant's share of the cost of such Tenant Improvements, said payment to be made without demand in cash within fifteen (15) days following "Substantial Completion" (as defined below) of the Tenant Improvements and submission by Landlord to Tenant of an itemized statement of construction costs of such Tenant Improvements and if so requested by Tenant, supporting invoices or other written evidence substantiating said construction costs. Any other improvements to the Premises, and the furnishing of the Premises, shall be made by Tenant, at the sole cost and expense of Tenant, subject to all other provisions of this Lease Agreement.

         2. After execution of this Lease Agreement, Tenant's architect ("Tenant's Architect") shall prepare plans based on information as to Tenant's requirements supplied directly by Tenant for the improvements to be made to the Premises (herein called the "Tenant Improvements", which term is more fully defined below). Tenant agrees to diligently work with Tenant's Architect in providing such information so as to enable Tenant's Architect to (i) complete final construction drawings for the Tenant Improvements (the "Construction Drawings") and to submit said Construction Drawings to Landlord for approval no later than May 30, 1997, time being of the essence and (ii) complete final construction plans for the mechanical, electrical and plumbing components of the Tenant Improvements (the "MEP Construction Plans") and submit said MEP Construction Plans to Landlord for approval no later than June 6, 1997, time being of the essence. Said Construction Drawings and MEP Construction Plans shall be subject to Landlord's reasonable approval. Said Construction Drawings and MEP Construction Plans shall:

         a. provide for the Building's standard grade of materials, or upgrades thereof;
         b. provide that the electrical wiring, HVAC and other Building systems to be installed or affected by said final plans shall be approved, at no cost to Tenant, by Landlord's contractors, and/or electrical, HVAC or other systems' subcontractors and/or consultants as being of a quality comparable to the systems installed elsewhere in the Building; and
         c. provide only for permanent improvements to the Premises, as opposed to personal property, equipment, trade fixtures and furnishings of Tenant or of the business to be conducted by Tenant within the Premises.

Once so approved, said Construction Drawings and MEP Construction Plans shall be initialed by the parties and shall be deemed the "Approved Plans." Thereafter, any changes to the Approved Plans shall require Landlord's reasonable approval.

         3. Subject to the conditions set forth below, Landlord agrees to provide Tenant with an allowance towards the actual costs of constructing the Tenant Improvements to the Premises (the "Improvement Allowance"). The Improvement Allowance shall be up to $633,990.00 (i.e., $15.00 per rentable square foot of the Premises). The Improvement Allowance shall be available towards the cost of:

         a.   Construction of the Tenant Improvements;
         b. Engineering and architectural fees in connection with the preparation of the Approved Plans (including those prepared by Tenant's Architect);
         c.   Cabling costs;
         d.   Installation of the light fixtures and ceiling tiles;
         e. Any modifications to the Building's sprinkler and HVAC systems required under the Approved Plans;
         f.   Ceramic tile for the floors and walls of the Existing Bathroom
              Facilities (as defined below) being renovated by Landlord;
         g.   All building and other permits and governmental fees relating to the Tenant Improvements;
         h. The cost of hoists (other than use of the freight elevators which shall be provided at no cost to Tenant);
         i. Project supervision (labor only) at Landlord's normal and customary rate; and
         j. A construction management fee payable to Landlord of three percent (3%) and project administration and overhead of five percent (5%) of the total cost (exclusive of the costs under g. and i. above) of the Tenant Improvements.

In addition to the Tenant Improvements and the Improvement Allowance, Landlord shall provide Tenant with the following at Landlord's expense:

         a.   asbestos abatement, if necessary;
         b.   new 2x4 light fixtures (stacked on the floor);
         c.   new 2x2 ceiling tiles (stacked on the floor);
         d.   new 2x2 ceiling grid (installed);
         e. installation of life safety and life support systems as are required by building code for shell space;
         f.   building-standard mini-blinds (installed and clean);
         g.   drinking fountain at core;
         h.   electrical and telephone closets;
         i.   building fire stairwells for exiting;
         j. mechanical equipment room with air handling unit and primary duct system currently in place above ceiling;
         k. shell space shall include only sheetrocked perimeter walls and interior columns, elevator lobby and core;
         l. fire protection alarm and communication system installed according to building code for shell space;
         m. smooth and level concrete floor in accordance with industry standards;
         n. 208/110 volt and 480/277 volt power panels (fused to current building code) connected to building power and providing 8 watts per rentable square foot demand for power on the floor;
         o. for multi-tenant floors only, finished floor lobby and common areas in accordance with building-standard finishes;
         p.   one (1) 2x4 light fixture per 100 usable square feet;
         q. for multi-tenant floors only, finished inside surface of corridor walls, taped, sanded and ready for paint; and
         r. plans and/or drawings for areas of the Building other than the Premises which may be required in order for the Tenant Improvements to be constructed and Tenant being able to lawfully occupy the Premises.

         4. In addition to the Tenant Improvements and the Improvement Allowance, Landlord shall also, at Landlord's sole cost and expense, (i) renovate the existing bathroom facilities in the Premises (i.e., the men's and women's restrooms in each of the West Tower and the East Tower) (the "Existing Bathroom Facilities") exclusive of ceramic tile for the floors and walls thereof and (ii) construct a new "unisex" bathroom complying with all applicable governmental laws, ordinances, rules and regulations next to the existing men's bathroom in the East Tower.

         5. Landlord shall act as construction manager for purposes of coordinating construction of the Tenant Improvements, there being no "general contractor." Upon completion of the Approved Plans, Landlord shall obtain bids for construction of the Tenant Improvements from at least three (3) reputable contractors for each "Major Contract" other than for architectural, mechanical and electrical (a "MAJOR CONTRACT" shall be deemed any contract in excess of $5,000.00). For each such Major Contract, Tenant shall have the right to suggest contractors from whom Landlord shall solicit bids. All Major Contract bids shall be disclosed and reviewed with Tenant. Prior to commencing construction of the Tenant Improvements, Landlord shall obtain Tenant's approval of (i) Landlord's Preliminary Tenant Improvement Budget Estimate (the "Budget") for the Tenant Improvements and (ii) the final costs of said Tenant Improvements (the "Final Costs"), both of which shall be of sufficient detail so as to show the costs set forth in paragraph 3 above of this Article 4 A., which approval shall be deemed automatically given in the event Tenant has not responded in writing to Landlord within forty-eight (48) hours (exclusive of Saturdays, Sundays and legal holidays) of Landlord's request for approval. Landlord shall cause construction of the Tenant Improvements to the Premises in due course, in a prompt manner, subject to delays caused by Tenant or otherwise beyond Landlord's reasonable control.

         6. Under no circumstances shall any unused portion of the Improvement Allowance be paid or payable to Tenant.

         7. Gregory A. Effertz is hereby designated by Tenant as Tenant's "Construction Representative" and John S. Healy is hereby designated by Landlord as Landlord's Construction Representative. Said Construction Representatives shall have authority to bind their respective parties with respect to all matters related to the design and construction of the Tenant Improvements under this Article 4, including approving the Approved Plans, the Budget and the Final Costs, change orders, requests for information and the like. Landlord and Tenant, through their respective Construction Representatives, shall respond to all requests for approval or information made by the other party related to the design and construction of the Tenant Improvements under this Article 4, within forty-eight (48) hours (exclusive of Saturdays, Sundays and legal holidays) of said other party's request. All requests and other communications to and from the Construction Representatives shall be deemed effectively made when transmitted by facsimile (with a follow-up telephone call or voice mail message indicating that such a facsimile transmission has been made). By written notice to the other party given pursuant to Article 25 below, either party may replace its existing Construction Representative by designating another individual to so act.

ARTICLE 5 - POSSESSION
         A. Subject to Articles 5 B. and C. below, Landlord shall deliver possession of the Phase 1 Premises and the Phase 2 Premises "Substantially Completed" (as defined below) on or before the respective Commencement Dates set forth above, but delivery of possession prior to the applicable Commencement Date shall not affect the expiration date of this Lease Agreement. Failure of Landlord to deliver possession of either the Phase 1 Premises or the Phase 2 Premises "Substantially Completed" by the applicable Commencement Date hereinabove provided, due to a Force Majeure Delay (as defined below) shall automatically postpone such Commencement Date. As used herein, "Substantially Completed" or "Substantial Completion" shall mean:

         (i) Landlord has sufficiently completed all the work required to be performed by Landlord under this Lease Agreement (except for minor "punchlist" items which Landlord shall promptly thereafter complete) such that Tenant can lawfully conduct its normal business operations from the Premises;

         (ii) Tenant has been delivered complete and uninterrupted access to the Premises (and other required portions of the Building); and

         (iii) All of the systems, equipment, machinery and fixtures used in connection with, and necessary for, the operation of the Building and required service to the Premises shall be in operating order.

         B. The rentals herein reserved for the Phase 1 Premises and the Phase 2 Premises shall begin on the respective Commencement Dates, provided, however, and subject to Article 5 C. below, in the event of any occupancy by Tenant of the Phase 1 Premises or the Phase 2 Premises for the purpose of conducting business therein prior to the applicable Commencement Date, such occupancy shall in all respects be the same as that of a tenant under this Lease Agreement, and the rental shall commence as of the date that Tenant enters into such occupancy of the Phase 1 Premises or the Phase 2 Premises, it being specifically acknowledged and agreed by the parties that it is the intent of the parties that the Tenant Improvements for the Phase 1 Premises and the Phases 2 Premises shall be made at the same time by Landlord, and Tenant, at its option, may elect to take occupancy of the Phase 2 Premises prior to March 1, 1998 for the purpose of conducting business therein and begin paying rental therefor. Provided however, that if Landlord shall be delayed in delivery of either the Phase 1 Premises or the Phase 2 Premises to Tenant due to a Tenant Delay (as defined below), then in such case the rental shall be accelerated by the number of days of such Tenant Delay, and the rentals shall commence the same as if occupancy had been taken by Tenant. Prior to the applicable Commencement Date, Landlord shall have no responsibility or liability for loss or damage to fixtures, facilities or equipment installed or left on the Phase 1 Premises or the Phase 2 Premises. By occupying either the Phase 1 Premises or the Phase 2 Premises as a Tenant for the purpose of conducting business therein, Tenant shall be conclusively deemed to have accepted the same and to have acknowledged that the Phase 1 Premises or the Phase 2 Premises, as the case may be are in the condition required by this Lease Agreement, except items which are not in compliance with the Approved Plans therefor and for which Tenant has given Landlord a written "punch list" within thirty (30) days of Tenant's first occupancy and except for latent defects of which Tenant has given Landlord written notice within one (1) year of Tenant's first occupancy, it being agreed by Landlord, however, that in the event a latent defect is covered by a warranty in favor of Landlord extending beyond (1) year, Landlord shall use its best efforts to enforce such warranty for and on behalf of Tenant. Immediately after Tenant's occupancy of the Phase 1 Premises and again after Tenant's occupancy of the Phase 2 Premises, the Landlord and Tenant shall execute a ratification agreement which shall set forth the applicable Commencement Date and shall acknowledge the Minimum Rental, the rentable square footage of the Phase 1 Premises or the Phase 2 Premises, as the case may be and delivery of the Phase 1 Premises or the Phase 2 Premises, as the case may be in the condition required by this Lease Agreement, subject to latent defects and "punch list" items which are not in compliance with the Approved Plans, as aforesaid.

         C. In the event the Delivery Date (as defined below) for the Phase 1 Premises has not occurred by 11:59 p.m. on August 8, 1997 for reasons other than Tenant Delay or Force Majeure Delay, then commencement of the payment of the rentals for the Phase 1 Premises shall be delayed for the number of days or partial days (inclusive of Saturdays, Sundays and legal holidays) equal to the delay in the occurrence of the Delivery Date for the Phase 1 Premises beyond 11:59 p.m. on August 8, 1997 and in addition thereto, Tenant shall receive a credit, as liquidated damages and not as a penalty (the parties acknowledge that under certain circumstances actual damages may be difficult to ascertain) against the Minimum Rental and Additional Rental under Article 6 of this Lease Agreement that would otherwise be payable under this Lease Agreement by Tenant for the Phase 1 Premises, of one day's free Minimum Rental and Additional Rental calculated on both the Phase 1 Premises and the Phase 2 Premises for each day or partial day (inclusive of Saturdays, Sundays and legal holidays) the occurrence of the Delivery Date is delayed beyond 11:59 p.m. on August 8, 1997.

         D. As used in this Article 5, the following terms shall have the following meanings:

            1. Delivery Date. The term "Delivery Date" shall mean the date Landlord has delivered possession of the Premises Substantially Complete so that Tenant may install its freestanding work stations, fixtures, furnitures, equipment and telecommunications and computer cabling systems in the Premises. For a period of ten (10) days following the Delivery Date, Tenant may occupy the Premises rent-free for such purposes so long as Tenant does not commence conducting business therein.

            2. Tenant Delay. The term "Tenant Delay" shall mean any delay incurred by Landlord in the design and construction of the Tenant Improvements because of any act or omission of any nature by Tenant or its employees, agents or contractors, including specifically Tenant's Construction Representative, including, without limitation, any: (1) delay attributable to changes in or additions to the Approved Plans or to the Tenant Improvements made at the request of Tenant; (2) delay by Tenant in delivering the Construction Drawings by May 30, 1997 or in delivering the MEP Construction Plans by June 6, 1997 or in the submission of information or the giving of authorizations or approvals, including to the Approved Plans (or necessary modifications thereof), the Budget and the Final Costs within the time limits set forth in this Lease Agreement; and (3) delay attributable to the failure of Tenant to pay, when due, any amounts required to be paid by Tenant. Any prevention, delay or stoppage due to any Tenant Delay shall excuse the performance of the Landlord for a period of time equal to any such prevention, delay or stoppage.

            3. Force Majeure Delay. The term "Force Majeure Delay" shall mean any delay incurred by Landlord in the design and construction of the Tenant Improvements attributable to any: (1) actual delay or failure to perform attributable to shortages of materials or labor or to any strike, lockout or other labor or industrial disturbance, further order claiming jurisdiction, act of public enemy, war, riot, sabotage, blockage, embargo; (2) delay due to changes in any applicable laws or the interpretation thereof; or (3) delay attributable to lightning, earthquake, fire, storm, hurricane, tornado, flood, washout, explosion, or any other similar industry-wide or Building-wide cause beyond the reasonable control of the Landlord, or any of its contractors or other representatives. Any prevention, delay or stoppage due to any Force Majeure Delay shall excuse the performance of the Landlord for a period of time equal to any such prevention, delay or stoppage.

ARTICLE 6 - TENANT'S PRO RATA SHARE OF REAL ESTATE TAXES AND OPERATING EXPENSES
A. During each full or partial calendar year during the Term of this Lease Agreement, Tenant shall pay to Landlord, as Additional Rental, an amount equal to the Real Estate Taxes and Operating Expenses (both as hereafter defined) per square foot of rentable area in the Building multiplied by the number of square feet of rentable area in the Premises prorated for the respective periods that Tenant has occupied the Phase 1 Premises and the

Phase 2 Premises. Notwithstanding the preceding sentence, if the Building's average occupancy during a calendar year is less than ninety-five percent (95%), then the following Operating Expenses shall be adjusted to reflect ninety-five percent (95%) occupancy: cleaning, management, and energy expenses.

B. Landlord shall, each year during the Term of this Lease Agreement, give Tenant an estimate of Operating Expenses and Real Estate Taxes payable per square foot of rentable area for the coming calendar year. Tenant shall pay, as Additional Rental, along with its monthly Minimum Rental payments required hereunder, one-twelfth (1/12) of such estimated Operating Expenses and Real Estate Taxes and such Additional Rental shall be payable until subsequently adjusted for the following year pursuant to this Article.

C. As soon as possible after the expiration of each calendar year, but in no event later than one hundred twenty (120) days following each calendar year, Landlord shall determine and certify to Tenant the actual Operating Expenses and Real Estate Taxes for the previous year per square foot of rentable area in the Building and the amount applicable to the Premises. If such statement shows that Tenant's share of Operating Expenses and Real Estate Taxes exceeds Tenant's estimated monthly payments for the previous calendar year, then Tenant shall, within thirty (30) days after receiving Landlord's certification, pay such deficiency to Landlord. In the event of an overpayment by Tenant, such overpayment shall be refunded to Tenant, at the time of certification, in the form of an adjustment in the Additional Rental next coming due, or if at the end of the Term by a refund made within thirty (30) days following Landlord's certification. By giving written notice to Landlord no later than one hundred twenty (120) days following receipt by Tenant of such a certification by Landlord, Tenant shall have the right, at its cost and expense, to audit the books and records of Landlord and/or its property manager relating to the Operating Expenses and Real Estate Taxes that are the subject of such certification, said audit to be at a date and place reasonably acceptable to Landlord and Tenant. Notwithstanding the foregoing, in the event Tenant engages the services of an independent auditor and the results of its audit establish that Tenant has overpaid Operating Expenses and Real Estate Taxes by an amount in excess of five percent (5%) of the Operating Expenses and Real Estate Taxes that should have been paid by Tenant, Landlord shall reimburse Tenant for the cost of the audit up to a maximum amount of $2,500.00.

D. For the purposes of this Article, the term "REAL ESTATE TAXES" means the total of all taxes, fees, charges and assessments, general and special, ordinary and extraordinary, foreseen or unforeseen, which become due or payable upon the Building. Notwithstanding the foregoing, to the extent special assessments that may otherwise be included in Real Estate Taxes hereunder may be paid in annual installments, Real Estate Taxes for a given year under this Article 6 shall only include the current year's installment of special assessments. All costs and expenses incurred by Landlord during negotiations for or contests of the amount of Real Estate Taxes shall be included within the term "Real Estate Taxes." For purposes of this Article, the term "OPERATING EXPENSES" shall be deemed to mean all costs and expenses directly related to the Building incurred by Landlord in the repair, operation, management and maintenance of the Building including interior and exterior and common area maintenance, management fees, cleaning expenses, energy expenses, insurance premiums, and the amortization of capital investments made to reduce operating costs or that are necessary due to governmental requirements, all in accordance with generally accepted accounting principles. Notwithstanding anything herein to the contrary, the term "Operating Expenses" shall not be deemed to include any of the items set forth on Exhibit B attached hereto.

E. Landlord may at any time designate a fiscal year in lieu of a calendar year and in such event, at the time of such a change, there may be a billing for the fiscal year which is less than 12 calendar months.

F. Landlord reserves, and Tenant hereby assigns to Landlord, the sole and exclusive right to contest, protest, petition for review, or otherwise seek a reduction in the Real Estate Taxes. Landlord shall pay to Tenant its pro rata portion of any refund received by Landlord (net of all expenses, including attorneys' fees incurred by Landlord in obtaining such refund if such expenses have not already been included in Real Estate Taxes pursuant to Article 6 D. above) of Real Estate Taxes applicable to the Term of this Lease Agreement.

ARTICLE 7 - UTILITIES AND SERVICE
A. Landlord agrees to furnish water, electricity, elevator service, and janitorial service Monday through Friday of each week (exclusive of legal holidays) in accordance with the specifications attached hereto as Exhibit C. In the event Tenant's requirements and/or usage of such utilities and services is substantially greater than is customarily supplied to a typical tenant in the Building, Landlord may request that the difference in such requirement and/or usage be determined and that appropriate adjustments be made in the Minimum Rental provided for in Article 3 of this Lease Agreement. Notwithstanding the foregoing, if Tenant's requirements for electrical service in its "computer room" are substantially greater than is customarily supplied to a typical tenant in the Building, electrical service to the computer room shall be submetered, in which event Landlord shall pay the cost of installing the submeter and Tenant shall be solely responsible thereafter for the cost of the electrical service to the computer room.

B. Landlord agrees to furnish heat during the usual heating season and air conditioning during the usual air conditioning season, all during normal business hours as defined in this Lease Agreement, for the comfortable use and enjoyment of the Premises by Tenant. Notwithstanding anything to the contrary herein, HVAC shall, upon at least eight (8) business hours' prior request, be available to Tenant outside of normal business hours at a charge to Tenant not to exceed Landlord's actual cost therefor, which cost is currently approximately $45.00 per hour per floor per Tower. Landlord represents and warrants that the Building's HVAC, electrical and plumbing systems and equipment serving the Premises are in good working order.

C. No temporary interruption or failure of such services incidental to the making of repairs, alterations or improvements, or due to accidents or strike or conditions or events not under Landlord's control, shall be deemed as an eviction of the Tenant or relieve the Tenant from any of the Tenant's obligations hereunder. Notwithstanding the foregoing, in the event any interruption or failure of such services is the result of Landlord's negligence or willful misconduct, such interruption or failure of services continues for five (5) consecutive business days and as a result thereof, Tenant has been, and will be unable to carry on its business operations from the Premises, then the payment of Minimum Rental and Additional Rental under Article 6 of this Lease Agreement shall abate until such time as such services are restored.

D. For the purposes of this Article 7, normal business hours shall be deemed to mean the periods of time between 8:00 a.m. and 6:00 p.m., Monday through Friday and between 8:00 a.m. and 1:00 p.m. on Saturdays, and specifically excluding Sundays and legal holidays. Notwithstanding the foregoing, Tenant shall have elevator access to the Premises (including the restrooms) seven (7) days a week, twenty-four (24) hours a day, subject to Landlord's security measures and card-access system.

E. Landlord shall have personnel on-site at the Building seven (7) days a week, twenty-four (24) hours a day and escort service shall be available to the Parking Ramp.

F. Tenant shall have access to the freight elevator of the Building at no charge to Tenant (other than as may be properly included in Operating Expenses under Article 6 hereof).

ARTICLE 8 - NON-LIABILITY OF LANDLORD
Except in the event of negligence of Landlord, its agents, employees or contractors, Landlord shall not be liable for any loss or damage for failure to furnish heat, air conditioning, electricity, elevator service, water, sprinkler system or janitorial service. Landlord shall not be liable to Tenant for personal injury, death or any damage from any cause about the Premises or the Building except if caused by the negligence of Landlord or its agents or employees.

ARTICLE 9 - CARE OF PREMISES

A.       Tenant agrees:

         1. To keep the Premises in as good condition and repair as they were in at the time Tenant took possession of same, reasonable wear and tear and damage from fire and other casualty excepted;
         2. To keep the Premises in a clean and sanitary condition;
         3. Not to commit any nuisance or waste on the Premises, overload the Premises or the electrical, water and/or plumbing facilities in the Premises or Building, throw foreign substances in plumbing facilities, or waste any of the utilities furnished by Landlord;
         4. To abide by such rules and regulations as set forth in Exhibit D attached hereto, as may be from time to time reasonably supplemented and amended by Landlord. Landlord agrees that whenever Landlord's consent or approval is required under the rules and regulations with respect to Tenant, Landlord shall not unreasonably withhold such consent or approval;
         5. To preserve and protect all carpeted areas and to provide and use carpet protector mats in all locations within the Premises where chairs with castors are used; and
         6. To obtain Landlord's prior approval of the interior design of any portion of the Premises visible from the common areas or from the outside of the Building. "Interior design" as used in the preceding sentence shall include but not be limited to floor and wall coverings, furniture, office design, artwork and color scheme.

B. If Tenant shall fail to keep and preserve the Premises in the state of condition required by the provisions of this Article 9, the Landlord may at its option and upon at least fifteen (15) days written notice to Tenant (except in an emergency, in which case no notice need be given), put or cause the same to be put into the condition and state of repair agreed upon, and in such case the Tenant, on demand, shall pay the cost thereof.

ARTICLE 10 - NON-PERMITTED USE
Tenant agrees to use the Premises only for the purposes set forth in Article 2 hereof. Tenant further agrees not to commit or permit any act to be performed on the Premises or any omission to occur which shall be in violation of any statute, regulation or ordinance of any governmental body or which will increase the insurance rates on the Building or which will be in violation of any insurance policy carried on the Building by the Landlord. Tenant, at its expense, shall comply with all governmental laws, ordinances, rules and regulations applicable to Tenant's specific use and occupancy of the Premises and shall promptly comply with all governmental orders, rulings and directives for the correction, prevention and abatement of any violation in connection with Tenant's specific use and occupancy of the Premises, including the making of any alterations or improvements to the Premises, all at Tenant's sole cost and expense. The Tenant shall not disturb other occupants of the Building by making any undue or unseemly noise or otherwise and shall not do or permit to be done in or about the Premises anything which will be dangerous to life or limb.

ARTICLE 11 - INSPECTION
The Landlord or its employees or agents shall have the right, upon reasonable verbal or written notice to Tenant (except in an emergency, in which case no notice need be given), without any diminution of rent or other charges payable hereunder by Tenant to enter the Premises at all reasonable times for the purpose of exhibiting the Premises to prospective purchasers and mortgagees and during the last twelve (12) months of the Term of this Lease Agreement, to prospective tenants, inspection, cleaning, repairing, testing, altering or improving the same or said Building, but nothing contained in this Article shall be construed so as to impose any obligation on the Landlord to make any repairs, alterations or improvements.

ARTICLE 12 - ALTERATIONS
Tenant will not make any alterations, repairs, additions or improvements in or to the Premises or add, disturb or in any way change any plumbing, wiring, life/safety or mechanical systems, locks, or structural components of the Building without the prior written consent of the Landlord as to the character of the alterations, additions or improvements to be made, the manner of doing the work, and the contractor doing the work. Such consent shall not be unreasonably withheld or delayed, if such alterations, repairs, additions or improvements are required of Tenant or are the obligation of Tenant pursuant to this Lease Agreement. All such work shall comply with all applicable governmental laws, ordinances, rules and regulations. Notwithstanding the foregoing, the Tenant may make alterations, repairs, additions or improvements of a non-structural nature that do not affect the primary plumbing, wiring, life/safety or mechanical systems of the Building ("primary" meaning systems affecting areas of the Building as well as the Premises) (i) without the consent of Landlord if such alterations, repairs, additions or improvements cost less than $10,000.00 and Landlord is given at least ten (10) days advance written notice by Tenant prior to such alterations, repairs, additions or improvements being made and (ii) with the written consent of Landlord if such alterations, repairs, additions or improvements cost $10,000.00 or greater, which consent shall not be unreasonably withheld by Landlord. The Landlord as a condition to said consent may require a surety performance and/or payment bond from the Tenant for said actions. Tenant agrees to indemnify and hold Landlord free and harmless from any liability, loss, cost, damage or expense (including reasonable attorney's fees) by reasons of any said alteration, repairs, additions or improvements.

ARTICLE 13 - SIGNS
Tenant agrees that no signs or other advertising materials shall be erected, attached or affixed to any portion of the interior or exterior of the Premises or the Building without the express prior written consent of Landlord. Notwithstanding the foregoing, Tenant shall be entitled to the Building-standard suite entry and directory signage at no charge to Tenant. Landlord further agrees that the lobby of the eleventh floor of the West Tower may contain such signage identifying Tenant as Tenant desires and the Improvement Allowance may be used to pay the cost of said signage and the installation thereof.

ARTICLE 14 - COMMON AREAS
A. Tenant agrees that the use of all corridors, passageways, elevators, toilet rooms, parking areas and landscaped area in and around said Building, by the Tenant or Tenant's employees, visitors or invitees, shall be subject to such rules and regulations as may from time to time be made by Landlord for the safety, comfort and convenience of the owners, occupants, tenants and invitees of said Building. Tenant agrees that no awnings, curtains, drapes or shades shall be used upon the Premises except as may be approved by Landlord.

B. In addition to the Premises, Tenant shall have the right of non-exclusive use, in common with others, of all loading facilities, freight elevators and other facilities as may be constructed in the Building, all to be subject to the terms and conditions of this Lease Agreement and to reasonable rules and regulations for the use thereof as prescribed from time to time by Landlord.

C. Landlord shall have the right to make changes or revisions in the site plan and in the Building so as to provide additional leasing area. Landlord shall also have the right to construct additional buildings on the land described on Exhibit A-4 for such purposes as Landlord may deem appropriate. Landlord also reserves all airspace rights above, below and to all sides of the Premises, including the right to make changes, alterations or provide additional leasing areas. Notwithstanding the foregoing, the exercise of Landlord's rights under this Article 14 C. shall not materially impair Tenant's access to the Premises or increase Tenant's proportionate share of Operating Expenses and Real Estate Taxes under Article 6 above.

D.       (INTENTIONALLY OMITTED)

E. Pursuant to a separate storage agreement to be entered into between Landlord and Tenant at any time during the initial Term of this Lease Agreement and provided that such storage space is available at the time of Tenant's request therefor, Tenant shall have the right to lease up to 5,000 square feet of storage space as designated from time to time by Tenant in the basement of the Building (the "Storage Space") at a gross annual rental rate in effect during the initial Term of this Lease Agreement of $10.00 per square foot payable in advance in equal monthly installments. Notwithstanding the foregoing contingency that the Storage Space be available at the time of Tenant's request therefor, Landlord shall at all times during the initial Term of this Lease Agreement provide Tenant with at least two hundred (200) feet of Storage Space within thirty (30) days of Tenant's request therefor.

F. Pursuant to one or more separate parking agreements to be entered into between Landlord and Tenant or at Tenant's option with respect to one or more of Tenant's employees, directly between Landlord and said employees, Tenant shall be entitled (x) during the initial Term of this Lease Agreement, to park rent-free (i) four (4) vehicles in the non-heated, non-reserved portion of the Parking Ramp and (ii) one (1) vehicle in the heated, reserved portion of the Parking Ramp and (y) during the initial Term of this Lease Agreement or any extensions thereof, to park, at the prevailing market rates, one (1) additional vehicle in the non-heated, non-reserved portion of the Parking Ramp for each whole increment of 1,000 rentable square feet of Premises Tenant is leasing under this Lease Agreement in excess of 5,000 rentable square feet.

G. Landlord shall manage, maintain and operate the Building and the common areas and Building systems (including HVAC, plumbing and electrical) thereof, in a first class manner consistent with comparable buildings in the central business district of Minneapolis, Minnesota, and except as may be required of Tenant under Article 10 above, Landlord shall keep the Building common areas and systems in compliance with all applicable governmental laws, ordinances, rules and regulations.

H. Pursuant to a separate roof license agreement to be entered into between Landlord and Tenant, Tenant shall be entitled at any time during the initial Term of this Lease Agreement or any extension thereof, at no rental charge or license fee, to install and maintain on the roof of the Building one (1) satellite or microwave dish.

ARTICLE 15 - ASSIGNMENT AND SUBLETTING
A. Tenant agrees not to assign, sublet, license, mortgage or encumber this Lease Agreement, the Premises, or any part thereof, whether by voluntary act, operation of law, or otherwise, without the specific prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld or delayed by Landlord. If Tenant is a corporation or a partnership, transfer of a controlling interest of Tenant other than through a recognized stock exchange or over the counter, shall be considered an assignment of this Lease Agreement for purposes of this Article. Consent by Landlord in one such instance shall not be a waiver of Landlord's rights under this Article as to requiring consent for any subsequent instance. Notwithstanding the foregoing, Tenant may assign this Lease Agreement or sublet all or any portion of the Premises to an Affiliate of Tenant without having to obtain the written consent of Landlord. As used herein, an "Affiliate" of Tenant shall be any entity which, directly or indirectly, either controls, is controlled by or is under common control with Tenant, with "control" meaning the power to direct the management and policies, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. In the event Tenant desires to sublet a part or all of the Premises, or assign this Lease Agreement, whether to an Affiliate, Tenant shall give written notice to Landlord at least twenty (20) days prior to the proposed subletting or assignment, which notice shall state the name of the proposed subtenant or assignee, the terms of any sublease or assignment documents and if proposed to a person or entity other than an Affiliate, copies of financial reports or other relevant financial information of the proposed subtenant or assignee. In any event no subletting or assignment, regardless of whether to an Affiliate, shall release Tenant of its obligation to pay the rent and to perform all other obligations to be performed by Tenant hereunder for the Term of this Lease Agreement. The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof.

B. Landlord's right to assign this Lease Agreement is and shall remain unqualified upon any sale or transfer of the Building and, providing the purchaser succeeds to the interests of Landlord under this Lease Agreement, Landlord shall thereupon be entirely freed of all obligations of the Landlord hereunder and shall not be subject to any liability resulting from any act or omission or event occurring after such conveyance.

ARTICLE 16 - LOSS BY CASUALTY
If the Building is damaged or destroyed by fire or other casualty, the Landlord shall have the right to terminate this Lease Agreement, provided it gives written notice thereof to the Tenant within sixty (60) days after such damage or destruction. If a portion of the Premises is damaged by fire or other casualty, and Landlord does not elect to terminate this Lease Agreement, the Landlord shall, at its expense, restore the Premises to as near the condition which existed immediately prior to such damage or destruction, as reasonably possible, and the rentals (including Operating Expenses and Real Estate Taxes under
Article 6) shall abate during such period of time in the proportion that the unusable portion of the Premises bears to the entire Premises, it being acknowledged and agreed that damage to one area of the Premises (e.g., the computer room) may under certain circumstances make other undamaged areas of the Premises unusable up to and including the entire Premises. Notwithstanding the foregoing, Tenant shall have the right to terminate this Lease Agreement (i) by written notice to Landlord within sixty (60) days of the date of damage if, in the reasonable judgment of Landlord, said damage cannot be repaired within nine
(9) months of the date of said damage or (ii) if said damage is not, in fact, repaired within said nine (9) month period, by written notice to Landlord within ten (10) days thereafter.

ARTICLE 17 - WAIVER OF SUBROGATION
Landlord and Tenant hereby release the other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property caused by fire or any of the extended coverage or supplementary contract casualties, even if such fire or other casualty shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible, provided however, that this release shall be applicable and in force and effect only with respect to loss or damage occurring during such times as the releasing party's policies shall contain a clause or endorsement to the effect that any such release would not adversely affect or impair said policies or prejudice the right of the releasing party to recover thereunder. Landlord and Tenant agree that they will request their insurance carriers to include in their policies such a clause or endorsement.

ARTICLE 18 - EMINENT DOMAIN
If the entire Building is taken by eminent domain, this Lease Agreement shall automatically terminate as of the date of taking. If a portion of the Building is taken by eminent domain, the Landlord shall have the right to terminate this Lease Agreement, provided it gives written notice thereof to the Tenant within sixty (60) days after the date of taking. If a portion of the Premises is taken by eminent domain and this Lease Agreement is not terminated by Landlord, the Landlord shall, at its expense, restore the Premises to as near the condition which existed immediately prior to the date of taking as reasonably possible, and the rentals (including Operating Expenses and Real Estate Taxes under
Article 6) shall abate during such period of time in the proportion that the unusable portion of the Premises bears to the entire Premises, it being acknowledged and agreed that one area of the Premises that is taken (e.g., the computer room) may under certain circumstances make other areas of the Premises that are not taken unusable up to and including the entire Premises. All damages awarded for such taking under the power of eminent domain shall belong to and be the sole property of Landlord, irrespective of the basis upon which they are awarded, provided, however, that nothing contained herein shall prevent Tenant from making a separate claim to the condemning authority for its moving expenses and trade fixtures and so long as the award to Landlord is not reduced thereby, for Tenant's business interruption, goodwill and other write-offs. For purposes of this Article, a taking by eminent domain shall include Landlord's giving of a deed under threat of condemnation.

ARTICLE 19 - SURRENDER

On the last day of the Term of this Lease Agreement or on the sooner termination thereof in accordance with the terms hereof, Tenant shall peaceably surrender the Premises in good condition and repair consistent with Tenant's duty to make repairs as provided in Article 9 hereof. On or before said last day, Tenant shall at its expense remove all of its equipment from the Premises, repairing any damage caused thereby, and any property not removed shall be deemed abandoned. All alterations, additions and fixtures other than Tenant's trade fixtures, which have been made or installed by either Landlord or Tenant upon the Premises shall remain as Landlord's property and shall be surrendered with the Premises as a part thereof, or shall be removed by Tenant, at the option of Landlord, in which event Tenant shall at its expense repair any damage caused thereby. Notwithstanding the foregoing, Tenant shall have no obligation hereunder to remove the initial Tenant Improvements; provided, however, in all cases, Landlord, at its option, may require Tenant to restore the wall and doorway area in the Premises between the West Tower and the East Tower to the condition it is in as of the date hereof. Anything herein to the contrary also notwithstanding, Tenant shall only be obligated hereunder to remove a subsequent alteration or addition to the Premises if prior to the making of such alteration or addition Tenant was notified by Landlord that Tenant may be required under the provisions of this Article 19 to remove such alteration or addition. It is specifically agreed that any and all telephonic, coaxial, ethernet, or other computer, wordprocessing, facsimile, or electronic wiring installed by Tenant within the Premises (hereafter "WIRING") shall be removed at Tenant's cost at the expiration of the Term, unless Landlord has specifically requested in writing that said Wiring shall remain, whereupon said Wiring shall be surrendered with the Premises as Landlord's property. If the Premises are not surrendered at the end of the Term or the sooner termination thereof, Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in so surrendering the Premises, including, without limitation, claims made by any succeeding tenant founded on such delay. Tenant shall promptly surrender all keys for the Premises to Landlord at the place then fixed for payment of rental and shall inform Landlord of combinations on any locks and safes on the Premises.

ARTICLE 20 - NON-PAYMENT OF RENT, DEFAULTS
If any one or more of the following occurs: (1) a rent payment or any other payment due from Tenant to Landlord shall be and remain unpaid in whole or in part for more than ten (10) days after same is due and payable; (2) Tenant shall violate or default on any of the other covenants, agreements, stipulations or conditions herein, or in any parking agreement(s) or other agreements between Landlord and Tenant relating to the Premises, and such violation or default shall continue for a period of thirty (30) days after written notice from Landlord of such violation or default; or (3) if Tenant shall commence or have commenced against Tenant proceedings under a bankruptcy, receivership, insolvency or similar type of action, provided, however in the case of an involuntary proceeding commenced against Tenant, Tenant shall have a period of sixty (60) days to have such proceeding dismissed; then it shall be optional for Landlord, without further notice or demand, to cure such default or to declare this Lease Agreement forfeited and the said Term ended, or to terminate only Tenant's right to possession of the Premises, and to re-enter the Premises, with or without process of law, using such force as may be necessary to remove all persons or chattels therefrom, and Landlord shall not be liable for damages by reason of such re-entry or forfeiture; but notwithstanding re-entry by Landlord or termination only of Tenant's right to possession of the Premises, the liability of Tenant for the rent and all other sums provided herein shall not be relinquished or extinguished for the balance of the Term of this Lease Agreement and Landlord shall be entitled to periodically sue Tenant for all sums due under this Lease Agreement or which become due prior to judgment, but such suit shall not bar subsequent suits for any further sums coming due thereafter. Tenant shall be responsible for, in addition to the rentals and other sums agreed to be paid hereunder, the cost of any necessary maintenance, repair, restoration, reletting (including related cost of removal or modification of tenant improvements) or cure in connection with maintaining and preparing the Premises for, and reletting, as well as reasonable attorney's fees incurred or awarded in any suit or action instituted by Landlord to enforce the provisions of this Lease Agreement, regain possession of the Premises, or the collection of the rentals due Landlord hereunder. Tenant shall also be liable to Landlord for the payment of a late charge in the amount of 5% of the rental installment or other sum due Landlord hereunder if said payment has not been received within ten (10) days from the date said payment becomes due and payable, or cleared by Landlord's bank within five (5) business days after deposit. Tenant agrees to pay interest at the rate of 12% per annum, on all rentals and other sums due Landlord hereunder not paid within ten (10) days from the date same become due and payable. Each right or remedy of Landlord provided for in this Lease Agreement shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease Agreement now or hereafter existing at law or in equity or by statute or otherwise.

ARTICLE 21 - LANDLORD'S DEFAULT
Landlord shall not be deemed to be in default under this Lease Agreement until Tenant has given Landlord written notice specifying the nature of the default and Landlord does not cure such default within thirty (30) days after receipt of such notice or within such reasonable time thereafter as may be necessary to cure such default where such default is of such a character as to reasonably require more than thirty (30) days to cure.

ARTICLE 22 - HOLDING OVER
Tenant will, at the expiration of this Lease Agreement, whether by lapse of time or termination, give up immediate possession to Landlord. If Tenant fails to give up possession the Landlord may, at its option, serve written notice upon Tenant that such holdover constitutes either (i) the creation of a month-to-month tenancy or (ii) the creation of a tenancy at sufferance. If Landlord does not give said notice, Tenant's holdover shall create a tenancy at sufferance. In any such event the tenancy shall be upon the terms and conditions of this Lease Agreement, except that upon at least thirty (30) days written notice by Landlord to Tenant, the Minimum Rental shall be one hundred fifty percent (150%) of the Minimum Rental Tenant was obligated to pay Landlord under this Lease Agreement immediately prior to termination (in the case of tenancy at sufferance such Minimum Rental shall be prorated on the basis of a 365 day year for each day Tenant remains in possession); excepting further that in the case of a tenancy at sufferance, no notices shall be required prior to commencement of any legal action to gain repossession of the Premises. In the case of a tenancy at sufferance, Tenant shall also pay to Landlord all damages sustained by Landlord resulting from retention of possession by Tenant. The provisions of this paragraph shall not constitute a waiver by Landlord of any right of re-entry as otherwise available to Landlord; nor shall receipt of any rent or any other act in apparent affirmance of the tenancy operate as a waiver of the right to terminate this Lease Agreement for a breach by Tenant hereof.

ARTICLE 23 - SUBORDINATION
Tenant agrees that this Lease Agreement shall be subordinate to any mortgage(s) that may now or hereafter be placed upon the Building or any part thereof, and to any and all advances to be made thereunder, and to the interest thereon, and all renewals, replacements, and extensions thereof, provided the mortgagee named in such mortgage(s) shall agree to recognize this Lease Agreement and not disturb Tenant's rights under this Lease Agreement, in the event of foreclosure provided the Tenant is not in default beyond any applicable grace or cure periods. In confirmation of such subordination and non-disturbance, Tenant shall promptly execute and deliver any instrument, in recordable form, as required by Landlord's mortgagee. In the event of any mortgagee electing to have the Lease Agreement a prior incumbrance to its mortgage, then and in such event upon such mortgagee notifying Tenant to that effect, this Lease Agreement shall be deemed prior in incumbrance to the said mortgage, whether this Lease Agreement is dated prior to or subsequent to the date of said mortgage. Landlord represents and warrants to Tenant that as of the date hereof, no real estate mortgages are outstanding against the Building or the real estate legally described on Exhibit A-4.

ARTICLE 24 - INDEMNITY, INSURANCE AND SECURITY
A. Tenant will keep in force at its own expense for so long as this Lease Agreement remains in effect public liability insurance with respect to the Premises in which Landlord shall be named as an additional insured, in companies and in form acceptable to Landlord with a minimum combined limit of liability of Two Million Dollars ($2,000,000.00). Said insurance shall also provide for contractual liability coverage by endorsement. Tenant will further deposit with Landlord the policy or policies of such insurance or certificates thereof, or other acceptable evidence that such insurance is in effect, which evidence shall provide that Landlord shall be notified in writing thirty (30) days prior to cancellation, reduction in the amount or scope of coverage, or failure to renew the insurance. Tenant further covenants and agrees to indemnify and hold Landlord and Landlord's manager of the Building harmless for any claim, loss or damage, including reasonable attorney's fees, suffered by Landlord, Landlord's manager or Landlord's other tenants caused by: i) any act or omission by Tenant, Tenant's employees, agents or contractors in, at, or around the Premises or the Building; ii) the conduct or management of any work or thing whatsoever done by Tenant in or about the Premises; or iii) Tenant's failure to comply with any and all governmental laws, rules, ordinances or regulations applicable to the use of the Premises and its occupancy for which Tenant is otherwise responsible under the terms of this Lease Agreement. If Tenant shall not comply with its covenants made in this
Article 24, Landlord may, at its option upon ten (10) days' written notice to Tenant, cause insurance as aforesaid to be issued and in such event Tenant agrees to pay the premium for such insurance promptly upon Landlord's demand.

B. Tenant shall be responsible for the security and safeguarding of the Premises and all property kept, stored or maintained in the Premises. Tenant represents that it is satisfied with the security of said Building and Premises for the protection of any property which may be owned, held, stored or otherwise caused or permitted by Tenant to be present upon the Premises. The placement and sufficiency of all safes, vaults, cash or security drawers, cabinets or the like placed upon the Premises by Tenant shall be at the sole responsibility and risk of Tenant. Tenant shall maintain in force throughout the Term, insurance upon all contents of the Premises, including Tenant's equipment and any trade fixtures of Tenant.

C. Landlord shall carry and cause to be in full force and effect a fire and extended coverage insurance policy on the Building, but not contents owned, leased or otherwise in possession of Tenant. The cost of such insurance shall be an Operating Expense.

ARTICLE 25 - NOTICES
All notices from Tenant to Landlord required or permitted by any provisions of this Lease Agreement shall be directed to Landlord postage prepaid, certified or registered mail, at the address provided for Landlord in the preamble to this Lease Agreement or at such other address as Tenant shall be advised to use by Landlord. All notices from Landlord to Tenant required or permitted by any provision of this Lease Agreement shall be directed to Tenant, postage prepaid, certified or registered mail, at the Premises and at the address, if any, set forth on the signature page of this Lease Agreement. Landlord and Tenant shall each have the right at any time and from time to time to designate one (1) additional party to whom copies of any notice shall be sent.

ARTICLE 26 - APPLICABLE LAW
This Lease Agreement shall be construed under the laws of the State of Minnesota.

ARTICLE 27 - MECHANICS' LIEN
In the event any mechanic's lien shall at any time be filed against the Premises or any part of the Building by reason of work, labor, services or materials performed or furnished to Tenant or to anyone holding the Premises through or under Tenant, Tenant shall forthwith cause the same to be discharged of record. If Tenant shall fail to cause such lien forthwith to be discharged within fifteen (15) days after being notified of the filing thereof, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same by paying the amount claimed to be due, or by bonding, and the amount so paid by Landlord and all costs and expenses, including reasonable attorney's fees incurred by Landlord in procuring the discharge of such lien, shall be due and payable in full by Tenant to Landlord on demand.

ARTICLE 28 - SECURITY INTEREST
(INTENTIONALLY OMITTED)

ARTICLE 29 - BROKERAGE
Each of the parties represents and warrants that except as set forth below, there are no claims for brokerage commissions or finder's fees in connection with this Lease Agreement (collectively, the "Leasing Commissions"), and agrees to indemnify the other against, and hold it harmless from all liabilities arising from any such claim, including without limitation, the cost of attorney's fees in connection therewith. Notwithstanding the foregoing, Landlord agrees to pay any Leasing Commission payable to Landlord's broker, United Properties Corporation. Landlord further agrees to pay to Tenant's broker, CB/Madison (i) a Leasing Commission in the amount of $126,798.00 ($3.00 per rentable square foot of original Premises) and (ii) a project management fee (the "PM Fee") in the amount of $21,133.00 ($0.50 per rentable square foot of original Premises) which Leasing Commission and PM Fee shall be payable one half (1/2) upon full execution of this Lease Agreement and one half (1/2) upon occupancy of the Phase 1 Premises by Tenant and the commencement of Tenant's obligation to pay Minimum Rental therefor. With respect to any additional space leased in the Building by Tenant pursuant to Articles 32, 33, 34 and/or 35 of this Lease Agreement (for purposes hereof "Expansion Space"), Landlord shall pay CB/Madison (i) a Leasing Commission in the amount of $1.50 per rentable square foot of Expansion Space so long as Tenant confirms in writing to Landlord that CB/Madison has been engaged as Tenant's broker for purposes of the lease of such Expansion Space and (ii) a PM Fee of $0.50 per rentable square foot of Expansion Space so long as Tenant confirms in writing with Landlord that CB/Madison has been engaged to perform project management services with respect to such Expansion Space, any said Leasing Commission and PM Fee to be payable by Landlord upon occupancy of the Expansion Space by Tenant and the commencement of Tenant's obligation to pay Minimum Rental therefor.

ARTICLE 30 - SUBSTITUTION
With respect to any space now or hereafter leased by Tenant under the provisions of this Lease Agreement that does not encompass the entire floor of either the East Tower or the West Tower (the "Partial Floor Space"), Landlord reserves the right, on written notice to Tenant, to substitute other premises within the Building for such Partial Floor Space, which substitution of premises shall occur no earlier than the 31st day following such notice by Landlord and no later than the 60th day following such notice by Landlord (the "Relocation Period"). Upon at least thirty (30) days written notice by Tenant to Landlord, Tenant may specify when during the Relocation Period the substitution of premises shall occur. If no such notice is timely given by Tenant, the substitution of premises shall occur on the 60th day following Landlord's notice. The substituted premises shall contain substantially the same square footage as such Partial Floor Space, shall contain comparable improvements (i.e., having improvements and finishes that are comparable in design, quality and workmanship as those contained in such Partial Floor Space at the time of the substitution), and the Minimum Rental for the substituted space shall be calculated at the same annual rate per rentable square foot in effect for such Partial Floor Space. Upon presentation of invoices or other written documentation of the cost thereof, Landlord shall pay (i) the reasonable costs of physically relocating Tenant's furniture, equipment and other personal property to the substituted premises (including the design of the installation of, and the installation of all telecommunications and computer cabling) and
(ii) such other reasonable costs (not to exceed $0.50 per rentable square foot of substituted premises) directly related to Tenant's relocation from the Partial Floor Space to the substituted premises, including any outside consultant fees.

ARTICLE 31 - ESTOPPEL CERTIFICATES
Each party hereto agrees that at any time, and from time to time during the Term of this Lease Agreement (but not more often than twice in each calendar year), within ten (10) days after request by the other party hereto, it will execute, acknowledge and deliver to such other party or to any prospective purchaser, assignee or mortgagee designated by such other party, an estoppel certificate in a form acceptable to Landlord. Tenant agrees to provide Landlord (but not more often than twice in any calendar year), within ten (10) days of request, the then most current financial statements of Tenant and any guarantors of this Lease Agreement, which shall be certified by Tenant, and if available, shall be audited and certified by a certified public accountant. Notwithstanding the foregoing, (i) with respect to guarantor HNC Software Inc., the parent company of Tenant (the "Parent Company"), Landlord agrees that the then most recent SEC Form 10-K and, when available, annual report or Form 10-Q, as applicable of the Parent Company may be provided to Landlord in lieu of such financial statements and (ii) in lieu of separate financial statements for Tenant, Tenant may provide the most recent SEC Form 10-K, annual report or Form 10-Q of the Parent showing consolidated financial statements of the Parent Company and its subsidiaries, including

Tenant. Landlord shall keep such financial statements (other than any such Form 10-K, annual report or 10-Q) confidential, except Landlord shall, in confidence, be entitled to disclose such financial statements to existing or prospective mortgagees, investors or purchasers of the Building.

ARTICLE 32 - EXPANSION RIGHTS ON 17TH AND 18TH FLOORS OF WEST TOWER
         A. Subject to the terms and conditions hereinafter provided, Tenant shall have the right to lease from Landlord all of the 18th floor of the West Tower (hereinafter referred to as "18W") and if Tenant so elects, all of the 17th Floor of the West Tower (hereinafter referred to as "17W"), it being acknowledged and agreed by Tenant that Tenant may not lease hereunder only a part of 17W or 18W and in the event Tenant elects to lease only one floor, Landlord shall determine whether it shall be 18W or 17W as hereinafter provided. On or before October 1, 1999, Landlord shall notify Tenant in writing of the Market Rate that would be applicable to the annual Minimum Rental for 18W and 17W for the remainder of the initial Term of this Lease Agreement as reasonably determined by Landlord as provided below and which floor (17W or 18W) Tenant shall lease in the event Tenant elects to lease only one floor under this
Article 32. Provided Tenant is not then in default under this Lease Agreement beyond all applicable grace or cure periods, Tenant shall exercise its rights under this Article 32 by giving written notice to Landlord no later than November 1, 1999, time being of the essence specifying therein whether Tenant has elected to lease both 18W and 17W or only one of said floors (as theretofore designated by Landlord) ("Tenant's Notice"). In the event that Tenant shall fail to give Tenant's Notice in a timely manner, Landlord shall be free to lease 17W and 18W to any third party or third parties. In the event that Tenant has elected to lease only one of said floors (as theretofore designated by Landlord) by timely giving Tenant's Notice, Landlord shall be free to lease the other floor to any third party or third parties. Any space leased by Tenant under the provisions of this Article 32 (the "Expansion Space") shall be leased commencing as of November 1, 2000 (the "Effective Date"). At least seven (7) months prior to said Effective Date, Tenant shall submit to Landlord for Landlord's approval, which approval shall not be unreasonably withheld construction drawings for the improvements Tenant desires to have made to the Expansion Space (the "Expansion Space Improvements"). The Expansion Space leased hereunder by Tenant shall be leased on the same terms and conditions as are applicable to the original Premises, including a term that is co-terminous with the remainder of the initial Term of this Lease Agreement and the payment of Additional Rental under
Article 6 of this Lease Agreement for the Expansion Space; provided, however,
(i) the annual Minimum Rental payable for the Expansion Space shall be equal to the lesser of (x) the Market Rate (as defined in Article 38 A. below) as reasonably determined by Landlord or (y) $12.00 per rentable square foot of Expansion Space and (ii) Landlord shall furnish to Tenant an improvement allowance of up to $8.04 per rentable square foot (the "Article 32 Improvement Allowance") for any Expansion Space Improvements to be made. Any Expansion Space Improvements and the Article 32 Improvement Allowance therefor shall be handled in a manner consistent with Article 4 hereof. In addition to the Expansion Space Improvements, Landlord shall be responsible for abating prior to the Effective Date any asbestos in the Expansion Space. Prior to the Effective Date, the parties hereto shall enter into an amendment to this Lease Agreement memorializing the terms of Tenant's lease of Expansion Space pursuant to the provisions of this Article 32.

         B. It is acknowledged and agreed that Tenant's rights under this
Article 32 are personal to Tenant and should Tenant assign this Lease Agreement or sublet all or any part of the Premises to anyone other than an Affiliate of Tenant, this Article 32 shall become null and void and of no further force or effect.

ARTICLE 33 - EXPANSION RIGHTS ON 9TH FLOOR OF EAST TOWER
         A. During the initial Term of the Lease Agreement, provided Tenant is not in default hereunder beyond all applicable grace or cure periods, Tenant, subject to and conditioned upon the provisions of this Article and subject at all times to the right of first offer of the Board of Pensions Evangelical Lutheran Church in America ("BOARD OF PENSIONS"), the substance of which Landlord has disclosed to Tenant, shall have the right to lease space on the 9th floor of the East Tower (hereafter referred to as the "9E FLOOR"), in the event it becomes "Available for Leasing" (as defined below).

         B. Landlord shall notify Tenant ("LANDLORD'S NOTICE") each time any space on the 9E Floor (hereinafter referred to as the "9E SPACE") becomes "Available for Leasing" and Landlord shall include with said notification the Market Rate that would be applicable to the annual Minimum Rental for the 9E Space for the remainder of the initial Term of this Lease Agreement as reasonably determined by Landlord as provided below. Within fourteen (14) days of receiving Landlord's Notice, Tenant shall notify Landlord as to whether Tenant desires to lease the 9E Space as so identified in Landlord's Notice, time being of the essence ("TENANT'S 9E NOTICE"). If Tenant shall fail to give Tenant's 9E Notice in a timely manner, Landlord shall be free to lease the 9E Space identified in Landlord's Notice to any third party by entering into a written lease agreement at any time during the next one hundred eighty (180) days (the "EXCLUSION PERIOD") without the giving of any further Landlord's Notice. If the said 9E Space remains Available for Leasing after the Exclusion Period, then Landlord shall again provide Tenant with a Landlord's Notice prior to leasing the 9E Space to a third party. Any 9E Space leased by Tenant under the provisions of this Article 33 shall be leased on the same terms and conditions as are applicable to the original Premises, including a term co-terminous with the remainder of the initial Term of this Lease Agreement and the payment of Additional Rental under Article 6 of this Lease Agreement for such 9E Space; provided, however, (i) if the commencement date of Tenant's lease of the 9E Space (the "9E SPACE COMMENCEMENT DATE") is on or after August 1, 2000, the annual Minimum Rental payable for the 9E Space shall be equal to the Market Rate (as defined in Article 38 A. below) as reasonably determined by Landlord and if the 9E Space Commencement Date is prior to August 1, 2000, the annual Minimum Rental payable for the 9E Space shall be equal to the lesser of
(x) the Market Rate (as defined in Article 38 below) as reasonably determined by Landlord or (y) $12.00 per rentable square foot of 9E Space decreased by $0.0833 per rentable square foot of 9E Space for each full calendar month the 9E Commencement Date occurs prior to August 1, 2000 and (ii) Landlord shall furnish to Tenant an improvement allowance of up to $15.00 per rentable square foot of 9E Space reduced by $0.1785 per rentable square foot of 9E Space for each full calendar month the 9E Space Commencement Date occurs after August 1, 1997 (the "9E Improvement Allowance") for any improvements Tenant desires to be made to the 9E Space. Any improvements to the 9E Space and the 9E Improvement Allowance therefor shall be handled in a manner consistent with Article 4 hereof.

         C. For purposes of this Lease, "AVAILABLE FOR LEASING" shall mean the 9E Space is not subject to any existing lease (including provisions in said lease granting the tenant thereunder the right to renew the term thereof) and the Board of Pensions shall have elected not to lease such 9E Space pursuant to its right of first offer with respect to such 9E Space; provided, however, Landlord may make such 9E Space "Available for Leasing" as early as six (6) months prior to the expiration of said existing lease contingent upon the Board of Pensions electing not to lease such 9E Space pursuant to its right of first offer. For purposes of this Article 33 C., the term "existing lease" shall mean
(i) any lease in existence as of the date of this Lease Agreement, (ii) any lease or lease amendment entered into with Board of Pensions pursuant to its right of first offer with respect to any 9E Space, or (iii) any lease entered into with any other party with respect to any 9E Space during the Exclusion Period for such 9E Space.

         D. In the event Tenant shall lease 9E Space in accordance with the provisions of this Article 33, the parties shall enter into an amendment to the Lease Agreement memorializing the terms of lease of such 9E Space.

         E. It is acknowledged and agreed that Tenant's rights under this
Article 33 are personal to Tenant and should Tenant assign this Lease Agreement or sublet all or any part of the Premises to anyone other than an Affiliate of Tenant, this Article 33 shall become null and void and of no further force or effect.

ARTICLE 34 - EXPANSION RIGHTS ON 3RD FLOOR OF WEST TOWER
         A. During the initial Term of the Lease Agreement, provided Tenant is not in default hereunder beyond all applicable grace or cure periods, Tenant, subject to and conditioned upon the provisions of this Article and subject at all times to the right of first offer of Valentine-McCormick-Ligibel, Inc. ("VML"), the substance of which Landlord has disclosed to Tenant, shall have the right to lease space on the 3rd floor of the West Tower (hereafter referred to as the "3W FLOOR"), in the event it becomes "Available for Leasing" (as defined below).

         B. Landlord shall notify Tenant ("LANDLORD'S NOTICE") each time any space on the 3W Floor (hereinafter referred to as the "3W SPACE") becomes "Available for Leasing" and Landlord shall include with Landlord's Notice the Market Rate that would be applicable to the annual Minimum Rental for the 3W Space for the remainder of the initial Term of this Lease Agreement as reasonably determined by Landlord as provided below. Within fourteen (14) days of receiving Landlord's Notice, Tenant shall notify Landlord as to whether Tenant desires to lease the 3W Space as so identified in Landlord's Notice, time being of the essence ("TENANT'S 3W NOTICE"). If Tenant shall fail to give Tenant's 3W Notice in a timely manner, Landlord shall be free to lease the 3W Space identified in Landlord's Notice to any third party by entering into a written lease agreement at any time during the next one hundred eighty (180) days (the "EXCLUSION PERIOD") without the giving of any further Landlord's Notice. If the said 3W Space remains Available for Leasing after the Exclusion Period, then Landlord shall again provide Tenant with a Landlord's Notice prior to leasing the 3W Space to a third party. Any 3W Space leased by Tenant under the provisions of this Article 34 shall be leased on the same terms and conditions as are applicable to the original Premises, including a term co-terminous with the remainder of the initial Term of this Lease Agreement and the payment of Additional Rental under Article 6 of this Lease Agreement for such 3W Space; provided, however, (i) if the commencement date of Tenant's lease of the 3W Space (the "3W SPACE COMMENCEMENT DATE") is on or after August 1, 2000, the annual Minimum Rental payable for the 3W Space shall be equal to the Market Rate (as defined in Article 38 A. below) as reasonably determined by Landlord and if the 3W Space Commencement Date is prior to August 1, 2000, the annual Minimum Rental payable for the 3W Space shall be equal to the lesser of
(x) the Market Rate (as defined in Article 38 below) as reasonably determined by Landlord or (y) $12.00 per rentable square foot of 3W Space decreased by $0.0833 per rentable square foot of 3W Space for each full calendar month the 3W Commencement Date occurs prior to August 1, 2000 and (ii) Landlord shall furnish to Tenant an improvement allowance of up to $15.00 per rentable square foot of 3W Space reduced by $0.1785 per rentable square foot of 3W Space for each full calendar month the 3W Space Commencement Date occurs after August 1, 1997 (the "3W Improvement Allowance") for any improvements Tenant desires to be made to the 3W Space. Any improvements to the 3W Space and the 3W Improvement Allowance therefor shall be handled in a manner consistent with Article 4 hereof.

         C. For purposes of this Lease, "AVAILABLE FOR LEASING" shall mean the 3W Space is not subject to any existing lease (including provisions in said lease granting the tenant thereunder the right to renew the term thereof) and VML shall have elected not to lease such 3W Space pursuant to its right of first offer with respect to such 3W Space; provided, however, Landlord may make such 3W Space "Available for Leasing" as early as five (5) months prior to the expiration of said existing lease contingent upon VML electing not to lease such 3W Space pursuant to its right of first offer. For purposes of this Article 34 C., the term "existing lease" shall mean (i) any lease in existence as of the date of this Lease Agreement, (ii) any lease or lease amendment entered into with VML pursuant to its right of first offer with respect to any 3W Space, or
(iii) any lease entered into with any other party with respect to any 3W Space during the Exclusion Period for such 3W Space.

         D. In the event Tenant shall lease 3W Space in accordance with the provisions of this Article 34, the parties shall enter into an amendment to the Lease Agreement memorializing the terms of lease of such 3W Space.

         E. It is acknowledged and agreed that Tenant's rights under this
Article 34 are personal to Tenant and should Tenant assign this Lease Agreement or sublet all or any part of the Premises to anyone other than an Affiliate of Tenant, this Article 34 shall become null and void and of no further force or effect.

ARTICLE 35 - OTHER EXPANSION RIGHTS
         A. Upon written request of Tenant, Landlord shall in good faith attempt to obtain approximately 10,000 rentable square feet of contiguous space on the 9E Floor (as defined in Article 33 above) for lease and occupancy by Tenant effective December 1, 1998 (the "CONTIGUOUS 9E SPACE COMMENCEMENT DATE"), it being acknowledged by Tenant that in order for Landlord to be able to make such space (hereinafter referred to as the "CONTIGUOUS 9E SPACE") available for Tenant, one or more existing tenant(s) may have to be relocated and the Board of Pensions would have to elect not to exercise its preferential lease rights over such Contiguous 9E Space. In the event Tenant requests to lease such Contiguous 9E Space and Landlord is able to make such Contiguous 9E Space available for Tenant, such Contiguous 9E Space shall be leased on the same terms and conditions as are applicable to the original Premises, including a term that is co-terminous with the remainder of the initial Term of this Lease Agreement and the payment of Additional Rental under Article 6 of this Lease Agreement for the Contiguous 9E Space; provided, however, (i) the annual Minimum Rental payable for the Contiguous 9E Space shall be equal to $10.00 per rentable square foot of Contiguous 9E Space and (ii) Landlord shall furnish Tenant an improvement allowance of up to $12.15 per rentable square foot of Contiguous 9E Space (the "Article 35 Improvement Allowance"). In addition to the Minimum Rental and Additional Rental payable by Tenant for such Contiguous 9E Space, Tenant shall reimburse Landlord in the manner hereinafter provided for (x) the gross rent that was lost by Landlord, calculated at an annual rate of $20.00 per rentable square foot, on account of having to hold all or any part of the Contiguous 9E Space vacant until the Contiguous 9E Space Commencement Date (hereinafter referred to as the "LOST RENT REIMBURSEMENT") and (y) the out-of-pocket costs incurred by Landlord in relocating other tenant(s) to other available space in the Building or in terminating the leases of such other tenant(s) (hereinafter referred to as "LANDLORD'S ARTICLE 35 EXPENSES"). The amount of the Lost Rent Reimbursement and Landlord's Article 35 Expenses together with interest thereon at the rate of ten percent (10%) per annum shall be amortized over the period commencing on the Contiguous 9E Space Commencement Date and ending upon expiration of the initial Term of this Lease Agreement and repaid by Tenant to Landlord as Additional Rental in equal monthly installments on the same day monthly installments of Minimum Rental are due hereunder for such Contiguous 9E Space. Any improvements to the Contiguous 9E Space and the Article 35 Improvement Allowance therefor shall be handled in a manner consistent with
Article 4 hereof. Notwithstanding anything herein to the contrary, in the event that Tenant shall exercise its rights under this Article 35 by giving written notice to Landlord, Landlord shall give a reasonable estimate to Tenant in writing of the Lost Rent Reimbursement and Landlord's Article 35 Expenses that would likely apply and Tenant shall have a period of fourteen (14) days following receipt of Landlord's written estimate to elect to rescind Tenant's exercise of its rights under this Article 35 by giving written notice to Landlord, in which case Tenant's exercise of its rights under this Article 35 shall be deemed rescinded and this Article 35 shall become null and void and of no further force or effect.

         B. It is acknowledged and agreed that Tenant's rights under this
Article 35 are personal to Tenant and should Tenant assign this Lease Agreement or sublet all or any part of the Premises to anyone other than an Affiliate of Tenant, this Article 35 shall become null and void and of no further force or effect.

ARTICLE 36 - OPTION TO TERMINATE EARLY
         A. Provided Tenant is not in default under this Lease Agreement beyond all applicable grace or cure periods at the time of giving the Termination Notice or at any time thereafter and subject to Article 36 B. below, Tenant shall have the one-time right to terminate this Lease Agreement effective as of the fifth (5th) anniversary of the initial Term of this Lease Agreement (the "TERMINATION DATE") by (i) giving written notice to Landlord no later than twelve (12) months prior to the Termination Date of Tenant's election to terminate early (the "TERMINATION NOTICE") and (ii) paying to Landlord with said Termination Notice a termination fee (the "TERMINATION FEE") equal to the Unamortized Transaction Costs as of the Termination Date. The "Unamortized Transaction Costs" shall be the remaining balance, as of the Termination Date, determined by taking (i) the Improvement Allowance actually provided by Landlord under Article 4 of the Lease Agreement, (ii) the Leasing Commissions and PM Fees incurred by Landlord for the original Premises under this Lease Agreement and
(iii) any Improvement Allowances, Leasing Commissions, PM Fees, Lost Rent Reimbursement and Landlord's Article 35 Expenses provided and/or incurred by Landlord for any additional space leased by Tenant pursuant to the provisions of Articles 33, 34 and/or 35 above, and then taking each of the aforesaid sums and amortizing such amount together with interest thereon at the rate of ten (10%) per annum in equal monthly installments over the number of months remaining in the eighty-four (84) month initial Term of the Lease Agreement when said amount was provided and/or incurred by Landlord.

         B. Notwithstanding anything in Article 36 A. of this Lease Agreement to the contrary, in the event that Tenant shall elect to lease additional space in the Building under Articles 32, 33, 34 and/or 35 above, Section 36 A. of this Lease Agreement shall become null and void and of no further force or effect and the Lease Agreement shall continue for the remainder of the initial Term; provided, however, Tenant may lease up to 10,000 rentable square feet in the aggregate under Articles 33, 34 and/or 35 above during the first two (2) years only of the Term of this Lease Agreement, in which event Section 36 A. shall remain in full force and effect and the Lease Agreement may be terminated by Tenant in accordance with the provisions thereof.

ARTICLE 37 - OPTION TO RENEW
         Landlord hereby grants to Tenant the right to extend the Term of this Lease Agreement for two (2) additional periods of five (5) years each (the "FIRST RENEWAL TERM" and "SECOND RENEWAL TERM", respectively), subject to and conditioned upon the following terms and conditions:

         (1) That Tenant must give Landlord notice of Tenant's intention to renew ("INTENTION TO RENEW NOTICE") no earlier than fifteen (15) months and no later than twelve (12) months prior to the expiration of the initial Term or the First Renewal Term, as applicable. If Tenant fails to timely give the Intention to Renew Notice, then this Lease Agreement shall expire at the end of the initial Term or the First Renewal Term, as the case may be. Time is of the essence with respect to the giving of such Intention to Renew Notice;

         (2) That Tenant is not in default under this Lease Agreement beyond all applicable grace or cure periods at the time of its exercise of its rights hereunder or at the time of the commencement of the First Renewal Term or the Second Renewal Term, as the case may be;

         (3) That the extension of the Term hereunder for the First Renewal Term and the Second Renewal Term shall be on the same terms and conditions as herein contained; provided, however, (i) Articles 32, 33, 34, 35 and 36 of this Lease Agreement shall not apply to either the First Renewal Term or the Second Renewal Term, (ii) this Article 37 shall not apply to the Second Renewal Term and (iii) the annual Minimum Rental payable for the Premises for each of the First Renewal Term and the Second Renewal Term shall be equal to the Market Rate (as defined in Article 38 A. below) as determined pursuant to Article 38 B. below. Any improvements made or improvement allowance furnished shall be handled in a manner consistent with Article 4;

         (4) That any extension of the Term hereunder for the First Renewal Term and the Second Renewal Term shall apply to the entire Premises as then existing; and

         (5) That Tenant's rights under this Article 37 are personal to Tenant and should Tenant assign this Lease Agreement or sublet all or any part of the Premises to anyone other than an Affiliate of Tenant, this
         Article 37 shall become null and void and of no further force or effect.

ARTICLE 38 - DEFINITION OF MARKET RATE; ARBITRATION
         A. Whenever under the terms of this Lease Agreement the Market Rate must be determined, the "Market Rate" shall mean the annual net rental rate that a tenant would pay to a landlord under a net lease having a comparable term and having a tenant of comparable creditworthiness and containing other terms and conditions substantially as set forth in this Lease Agreement with respect to comparable premises in comparable buildings in the central business district of Minneapolis, Minnesota where both the landlord and the tenant are willing and able to enter into such a lease transaction but neither would be under any compulsion to do so, and taking into account all relevant facts and circumstances concerning the Building, the parties, the relevant market and any improvements to the Premises, allowances or other tenant inducements, if any that are to be made or given.

         B. In the event that Tenant exercises its option to renew pursuant to the provisions of Article 37 above, the following provisions shall apply in determining the Market Rate that would be applicable to the annual Minimum Rental payable for the Premises for the First Renewal Term or the Second Renewal Term, as applicable:

         (1) Landlord shall submit to Tenant in writing, not less than thirty
         (30) days following receipt of Tenant's Intention to Renew Notice Landlord's proposed Market Rate for the First Renewal Term or the Second Renewal Term, as applicable.

         (2) If Tenant does not agree with Landlord's proposed Market Rate and so notifies Landlord in writing, then for at least thirty (30) days following receipt by Tenant of Landlord's proposed Market Rate, the parties shall negotiate in good faith with a view to reaching agreement as to the Market Rate. In connection therewith, each party shall submit to the other party such evidence as it then has to substantiate its proposed Market Rate.

         (3) If the Market Rate is not resolved as provided for above, then within ten (10) days after the expiration of said thirty (30) day period, each party shall notify the other as to the name, address, and telephone number of an arbitrator it has selected to serve on the board of arbitration ("Board"). The two (2) arbitrators shall appoint a third arbitrator as promptly as reasonably possible and the three (3) arbitrators shall constitute the Board. All three (3) arbitrators shall have the following qualifications:

                  (i) The arbitrator must be a person totally disinterested in any economic way in the ultimate resolution of Market Rate; and

                  (ii) The arbitrator must be an MAI appraiser or licensed commercial real estate broker or salesperson familiar with rental values in the commercial office market of the central business district of Minneapolis, Minnesota and having at least five (5) continuous years of relevant experience.

         (4) After the Board is appointed, it will proceed as expeditiously as reasonably possible to resolve the dispute and to notify the parties of its decision as to Market Rate within thirty (30) days of the appointment of the last member of the Board. Both Landlord and Tenant shall each state in writing what it proposes the Market Rate should be and shall include whatever support for such contention it wishes to have considered by the Board. The Board shall arrange for such simultaneous exchange of such written information to both Landlord and Tenant and shall accept additional written evidence, rebuttals or other matters the parties may wish to present until five days prior to the date on which the Board shall render its decision.

         (5) The role of the Board shall be to select from the two (2) proposed Market Rates submitted the one which is closest to the Board's opinion as to Market Rate. The Board shall have no power to adopt a compromise or "middle ground" between the proposed Market Rates submitted by the parties or to adopt a Market Rate other than the proposed Market Rate which is closest to the Board's opinion as to Market Rate; except, however, if both proposed Market Rates differ from the Board's opinion as to Market Rate by more than ten percent (10%), then the Board shall have the authority in rendering its decision to use its opinion as to Market Rate. In all events, the decision of any two (2) of the arbitrators as to the Market Rate shall be the decision of the Board and shall be binding on both parties. Each party shall be responsible for the fees of the arbitrator named by said party, and the third arbitrator's fee shall be divided equally between the parties.

         (6) After the Market Rate has been determined, the parties agree, upon request of either, to execute a ratification agreement, confirming the new Minimum Rental for the First Renewal Term or the Second Renewal Term, as applicable.

ARTICLE 39 - ADDITIONAL AGREEMENTS
         A. On or before fifteen (15) days following written notice by Landlord given no earlier than the Commencement Date of the Phase 1 Premises and in addition to the rentals due under this Lease Agreement, Tenant shall pay Landlord a non-refundable fee of $30,000.00.

         B. So long as Tenant complies with the guidelines specified in Landlord's asbestos operations and maintenance program, Landlord shall indemnify, defend and hold Tenant harmless from and against any and all claims, proceedings, lawsuits, liabilities, damages, losses, fines, penalties, judgments, awards, costs and expenses (including, without limitation, reasonable attorneys' fees and costs) caused by the presence of asbestos or asbestos-containing materials in, on or about the Building or the Premises.

ARTICLE 40 - GENERAL
This Lease Agreement does not create the relationship of principal and agent or of partnership or of joint venture or of any association between Landlord and Tenant, the sole relationship between Landlord and Tenant being that of landlord and tenant. No waiver of any default of Tenant hereunder shall be implied from any omission by Landlord to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default specified in the express waiver and that only for the time and to the extent therein stated. The covenants of Tenant to pay the Minimum Rental and the Additional Rental are each independent of any other covenant, condition, or provision contained in this Lease Agreement. The marginal or topical headings of the several Articles, paragraphs and clauses are for convenience only and do not define, limit or construe the contents of such Articles, paragraphs or clauses. All preliminary negotiations are merged into and incorporated in this Lease Agreement. This Lease Agreement can only be modified or amended by an agreement in writing signed by the parties hereto. All provisions hereof shall be binding upon the heirs, successors and assigns of each party hereto. If any term or provision of this Lease Agreement shall to any extent be held invalid or unenforceable, the remainder shall not be affected thereby, and each other term and provision of this Lease Agreement shall be valid and be enforced to the fullest extent permitted by law. If Tenant is a corporation, each individual executing this Lease Agreement on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Lease Agreement on behalf of said corporation in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the Bylaws of said corporation, and that this Lease Agreement is binding upon said corporation in accordance with its terms. No receipt or acceptance by Landlord from Tenant of less than the monthly rent herein stipulated shall be deemed to be other than a partial payment on account for any due and unpaid stipulated rent; no endorsement or statement of any check or any letter or other writing accompanying any check or payment of rent to Landlord shall be deemed an accord and satisfaction, and Landlord may accept and negotiate such check or payment without prejudice to Landlord's rights to (i) recover the remaining balance of such unpaid rent or (ii) pursue any other remedy provided in this Lease Agreement. Neither party shall record this Lease Agreement or any memorandum thereof, and any such recordation shall be a breach of this Lease Agreement void, and without effect. Time is of the essence with respect to the due performance of the terms, covenants and conditions herein contained. Submission of this instrument for examination does not constitute a reservation of or option for the Premises, and this Lease Agreement shall become effective only upon execution and delivery thereof by Landlord and Tenant.

ARTICLE 41 - EXCULPATION
Tenant agrees to look solely to Landlord's interest in the Building for the recovery of any judgment from Landlord, it being agreed that Landlord and Landlord's partners, whether general or limited (if Landlord is a partnership) or its directors, officers or shareholders (if Landlord is a corporation), shall never be personally liable for any such judgment.

IN WITNESS WHEREOF, this Lease Agreement has been duly executed by the parties hereto as of the day and year indicated above.


TENANT: RETEK INFORMATION              LANDLORD: MIDWEST REAL ESTATE
        SYSTEMS, INC.                  HOLDINGS, INC.


BY  /s/ GREGORY A. EFFERTZ             BY  /s/ BOYD B. STOFER
  -----------------------------------    -------------------------
  Gregory A. Effertz, Executive          Boyd B. Stofer, President
  Director Finance and Administration




                                       BY  /s/ FRANK J. DUTKE
                                         -------------------------------------
                                         Frank J. Dutke, Senior Vice President






Address for Notices, if other than the Premises:

----------------------------------------------------

----------------------------------------------------

----------------------------------------------------

                                   EXHIBIT A-1

                                      (MAP)

                                   EXHIBIT A-2

                                      (MAP)

                                   EXHIBIT A-3

                                      (MAP)

                                   EXHIBIT A-4
                                LEGAL DESCRIPTION

FILE NO.:  C 2449634                                            1ST SUPPLEMENTAL

PARCEL 1:

That certain leasehold estate in the following described property: the Northeasterly 157 feet of Lot 6, Block 231, Brown and Jackins' Addition to Minneapolis, including the adjoining 1/2 of vacated alley. Together with all that part of 8th Street South vacated, described as follows: All that part of the Southwesterly 15 feet of 8th Street South which lies Northeasterly of and adjacent to the Northeasterly line of Block 231, Brown & Jackins' Addition to Minneapolis, lying Northwesterly of the Northeasterly extension of the Southeasterly line of said Block 231 and lying Northeasterly of the following described line: Beginning at the most Easterly corner of said Block 231, thence running Northwesterly along the Northeasterly line of said Block 231, a distance of 110.76 feet to the actual point of beginning of the line to be described; thence deflecting 30 degrees to the right and running Northwesterly a distance of 25.98 feet thence deflecting to the left on a tangential curve having a radius of 15 feet (delta angle 30 degrees, tangent 4.02 feet) for a distance of
7.85 feet, more or less to a point in the Northeasterly line of said Southwesterly 15 feet of 8th Street South and there terminating, lying between the extensions Northeasterly of the Southeasterly and Northwesterly lines of the aforesaid property, all in Hennepin County, Minnesota; TOGETHER WITH all buildings and improvements erected or located thereon; created by that certain lease dated November 15, 1965, filed November 21, 1975, as Document No. 4177486 by and between Kern B. Fontaine, Jr. Successor trustee under Trust Agreement dated December 5, 1947 by and between Franklin E. Knoblauch, Edith F. Fontaine, and Alice L. Long, as donors, and Franklin E. Knoblauch, as trustee, as party of the first part, called "Lessor", and Minneapolis Federal Savings and Loan Association (a Savings and Loan Association incorporated under laws of the United States of America, with its principal place of business as Minneapolis, Minnesota, as party of the second part called "tenant", for a term of 100 years ending April 30, 2066, as supplemented by Agreement dated August 5, 1968, filed November 21, 1975 as Document No. 4177495 according to the plat thereof on file and of record in the office of the Register of Deeds, in and for Hennepin County, Minnesota.

The Lessee's interest in Lease Document No. 4177486 and as supplemented by Document No. 4177495 assigned to Connecticut Mutual Life Insurance Company (A Connecticut Corporation) by assignment dated December 12, 1975, filed December 12, 1975 as Document No. 4181560.

The Lessee's interest in Lease Document No. 4177486 and as supplemented by Document No. 4177495 further assigned to Tuxedo Corporation N.V. (a Netherlands Antilles Corporation) by assignment dated June 30, 1977, filed July 1, 1977 as Document No. 4296055.

The Lessee's interest in Lease Document No. 4177486 has been further assigned to Soften Financing Corp., N.V., by Assignment filed February 28, 1979, as Document No. 4455191, and by Quit Claim Deed filed February 28, 1979, as Document No. 4455196.

The Lessee's interest in Lease Document No. 4177486 has been further assigned to Bracksville Investment Corporation, N.V. by Assignment filed February 28, 1979, as Document No. 4455240, and by Quit Claim Deed filed February 28, 1979, as Document No. 4455245.

The Lessee's interest in Lease Document No. 4177486 has been further assigned to Edgewater Plaza Apartments, an Illinois Genera Partnership, by Assignment filed February 29, 1979, as Document No. 4455251, and by Quit Claim Deed filed February 28, 1979, as Document No. 4455256.

The Lessee's interest in Lease Document No. 4177486 has been further assigned to Midwest Plaza Limited Partnership, a Minnesota Limited Partnership, by assignment filed January 26, 1984, as Document No. 4862629. The Lessee's interest in Lease Document No. 4177486 has been further assigned to 801 Nicollet Mall, L.P., a Delaware Limited Partnership, by Assignment and Assumption of Ground Lease filed January 27, 1993 as Document No. 6030476.

PARCEL 2:

That certain leasehold estate in the following described property; The Northeasterly 157 feet of Lot 7, Block 231, Brown and Jackins' Addition to Minneapolis including the adjoining 1/2 of vacated alley, together with all that part of 8th Street South vacated, described as follows: All that part of the Southwesterly 15 feet of 8th Street South which lies Northeasterly of and adjacent to the Northeasterly line of Block 231, Brown and Jackins' Addition to Minneapolis lying Northwesterly of the Northeasterly extension of the Southeasterly line of said Block 231, and lying Northeasterly of the following described line: Beginning at the most Easterly corner of said Block 231, thence running Northwesterly along the Northeasterly line of said Block 231, a distance of 110.76 feet to the actual point of beginning of the line to be described; thence deflecting 30 degrees to the right and running Northwesterly a distance of 25.98 feet, thence deflecting to the left on a tangential curve having a radius of 15 feet (delta angle 30 degrees, tangent 4.02 feet) for a distance of
7.85 feet, more or less to a point in the Northeasterly line of said Southwesterly 15 feet of 8th Street South and there terminating, lying between the extensions Northeasterly of the Southeasterly and Northwesterly lines of the aforesaid property, all in Hennepin County, Minnesota; TOGETHER WITH all buildings and improvements erected or located thereon; created by that certain lease dated September 9, 1965, filed November 15, 1965, as Document No. 3574433 by and between Florence W. Knoblauch, a widow, Daniel A. Knoblauch, Emilie K. Thorpe, formerly Emilie F. Knoblauch, Francis :H. Knoblauch, and Mark K. Dalrymple, formerly Mark J. Knoblauch, parties of the first part, The Minneapolis Federal Savings and Loan Association, a corporation under the laws of the United States of America, which Lessee is now known as Midwest Federal Savings and Loan Associate, party of the second part as Lessee for a term ending April 30, 2066, as supplemented by Agreement dated September 18, 1968, filed November 24, 1975 as Document No. 4177703 according to the plat thereof on file and of record in the office of the Register of Deeds, in and for Hennepin County, Minnesota.

The Lessee's interest in Lease Document No. 3574433 and as supplemented by Document No. 4177703 assigned to Connecticut Mutual Life Insurance Company (A Connecticut Corporation) by assignment dated December 12, 1975, filed December 12, 1975 as Document No. 4181561.

The Lessee's interest in Lease Document No. 3574433 and as supplemented by Document No. 4177703 further assigned to Tuxedo Corporation N.V. (a Netherlands Antilles Corporation) by assignment dated June 30, 1977, filed July 1, 1977 as Document No. 4296056.

The Lessee's interest in Lease Document No. 3574433 has been further assigned to Northwestern National Bank of Minneapolis, by Assignment of Lease dated November 9, 1965, filed May 4, 1966 as Document No. 3602475.

The Lessee's interest in Lease Document No. 3574433 has been further assigned to Soften Financing Corp., N.V. by Assignment filed February 28, 1979, as Document No. 4455192, and by Quit Claim Deed filed February 28, 1979, as Document No. 4455196.

The Lessee's interest in Lease Document No. 3574433 has been further assigned to Bracksville Investment Corporation, N.V., by Assignment filed February 28, 1979, as Document No. 4455241, and by Quit Claim Deed filed February 28, 1979, as Document No. 4455245.

The Lessee's interest in Lease Document No. 3574433 has been further assigned to Edgewater Plaza Apartments, and Illinois General Partnership, by Assignment filed February 28, 1979, as Document No. 4455252, and by Quit claim Deed filed February 28, 1979, as Document No. 4455256.

The Lessee's interest in Lease Document No. 3574433 has been further assigned to Midwest Plaza Limited Partnership, a Minnesota Limited Partnership, by Assignment filed January 26, 1984, as Document No. 4862630. The Lessee's interest in Lease Document No. 3574433 has been further assigned to 801 Nicollet Mall, L.P., a Delaware Limited Partnership, by Assignment of Ground Lease filed January 27, 1993 as document No. 6030476.


PARCEL 3:

That certain leasehold estate in the following described property: The Southwesterly eight feet of the portion of the vacated alley running between the Nicollet Mall and Marquette Avenue lying between the projection Northeasterly of the Northwesterly and Southeasterly lines of Lot two, Block two hundred thirty-one, Walls, Sampson & Bell's Addition to Minneapolis; TOGETHER WITH all buildings and improvements erected or located thereof; created by that certain lease dated September 3, 1968, filed December 2, 1975, as Document No. 4179221 by and between Margaret M. Bronson, a single woman, Northwester National Bank of Minneapolis, as guardian of the estate of Emma Henzel Levering, incompetent, and Northwestern National Bank of Minneapolis, as trustee under the will of Caroline
M. Henzel, deceased, as parties of the first part, "lessor" and Midwest Federal Savings and Loan Association of Minneapolis, as party of the second part, "lessee" for a term of 100 years ending April 30, 2066, according to the plat thereof on file and of record in the office of the Register of Deeds, in and for Hennepin County, Minnesota.

The Lessee's interest in Leas Document No. 4179221 and as supplemented by Document No. 4177703 assigned to Connecticut Mutual Life Insurance Company (A Connecticut Corporation) by assignment dated December 12, 1975, filed December 12, 1975 as Document No. 4181562.

The Lessee's interest in Lease Document No. 4179221 further assigned to tuxedo Corporation N.V. (a Netherlands Antilles Corporation) by assignment dated June 30, 1977, filed July 1, 1977 as Document No. 4296057.

The Lessee's interest in Lease Document No. 4179221 has been further assigned to Soften Financing corp., N.V. by Assignment filed February 28, 1979, as Document No. 4455193, and by Quit Claim Deed filed February 28, 1979, as Document No. 4455196.

The Lessee's interest in Lease Document No. 4179221 has been further assigned to Bracksville Investment Corporation, N.V., by Assignment filed February 28, 1979, as Document No. 4455242, and by Quit Claim Deed filed February 28, 1979, as Document No. 4455245.

The Lessee's interest in Lease Document No. 4179221 has been further assigned to Edgewater Plaza Apartments, and Illinois General Partnership, by Assignment filed February 28, 1979, as Document No. 4455253, and by Quit Claim Deed filed February 28, 1979, as Document No. 4455256.

The Lessor's interest of Margaret H. Bronson, deceased, in Lease Document No. 4179221, has been distributed to Richard H. Bronson and Jane Bronson Schulze, each an undivided 1/2 interest, by Decree of Distribution dated May 10, 1972, filed June 23, 1972, as Document No. 3953878.

The Lessor's interest of Emma H. Levering, deceased, in Lease Document No. 4179221, has been distributed to Richard Henzel Bronson and Jane Bronson Schulze, each an undivided 1/2 interest, by Decree of Distribution dated December 29, 1975, filed January 22, 1976, as Document No. 4188652.

The Lessor's interest of Northwester National Bank of Minneapolis, as Trustee under the Will of Caroline M. Henzel, deceased, in Lease Document No. 4179221, has been conveyed to Richard Henzel Bronson and Jane Bronson Schulze by Trustee's Deed dated October 15, 1974, and filed December 17, 1974, as Document No. 4119948 and by Trustee's Deed dated October 15, 1974, filed December 1974, as Document No. 4119949.

The Lessee's interest in Lease Document No. 4179221 has been further assigned to Midwest Plaza Limited Partnership, a Minnesota Limited Partnership, by Assignment filed January 26, 1984, as Document No. 4862631. The Lessee's interest in Lease Document No. 3574433 has been further assigned to 801 Nicollet Mall, L.P., a Delaware Limited Partnership, by Assignment of Ground Lease filed January 27, 1993 as document No. 6030476.


PARCEL 4:

Lots 8 and 9, Block 231, Brown and Jackin's Addition to Minneapolis, and Lots 8, 9, 10, 11, Block 231, Wells, Sampson and Bell's Addition to Minneapolis, except that part of Lot 11, Block 231, Wells, Sampson and Bell's Addition to Minneapolis, described as follows: Commencing at the Southwest corner of said Lot 11; thence Northeasterly along the Northwesterly line of said Lot 11, a distance of 44 feet; thence Southeasterly, at a right angle, a distance of 80 feet; thence Southwesterly at a right angle, a distance of 44 feet to the point of intersection with the Northeasterly line of the vacated alley in said Block 231, Wells, Sampson and Bell's Addition to Minneapolis; thence Northwesterly along the Northeasterly line of said vacated alley a distance of 80 feet to the point of commencement. Together with the Northeasterly half of that part of the vacated alley in Block 231, Brown and Jackin's Addition to Minneapolis, and in Block 231, Wells, Sampson and Bell's Addition to Minneapolis lying between the Southwesterly extensions across it of the Southeasterly line of Lot B, Block 231, Brown and Jackin's Addition to Minneapolis and a line drawn parallel with, and distant 80 feet Southeasterly from, as measured at a right angle to, the Northwesterly line of Lot 11, Block 231, Wells, Sampson and Bell's Addition to Minneapolis, TOGETHER WITH the Southwesterly half of that part of the vacated alley in Block 231, Wells, Sampson and Bell's Addition to Minneapolis, lying between the Northeasterly extensions across it of the Northwesterly and Southeasterly lines of Lot 12, Block 231, Wells, Sampson and Bell's Addition to Minneapolis. Together with that part of the Southwesterly 1/2 of the vacated alley in Block 231 of the plat of Wells, Sampson and Bell's Addition to Minneapolis, lying between the Northeasterly extension of the line between Lots 2 and 3, said Block 231, and the East line of the plat of Wells, Sampson and Bell's Addition to Minneapolis. (Being Registered property as set for on Certificate of Title No. File 435575). Together with the following described land: Commencing at a point on the line between Lots 2 and 3, Block 231, Wells, Sampson and Bell's Addition to Minneapolis (which dividing line is perpendicular and at right angles to Ninth Street South, Minneapolis, and parallel to Marquette Avenue, formerly First Avenue South, Minneapolis) 85 feet Northeasterly from the intersection of the line between said Lots 2 and 3, Block 231, Wells, Sampson and Bell's Addition to Minneapolis, and South Ninth Street in the City of Minneapolis; thence Southeasterly parallel to said Ninth Street a distance of 41.85 feet; thence Northeasterly parallel with said line between said Lots 2 and 3, Block 231, Wells, Sampson and Bell's Addition to Minneapolis along a line to its intersection with the extension Southeasterly of the Northeasterly line of Lot 3, Block 231, Wells, Sampson and Bell's Addition to Minneapolis being the point of beginning of the tract of land to be described; thence continuing Northeasterly along said line a distance of 8 feet to the rear of Northeasterly line of said Lots 3 and 4, Block 231, Brown and Jackin's Addition to Minneapolis; thence Northwesterly along the rear of Northeasterly line of Lots 3 and 4, Block 231, Brown and Jackin's Addition to Minneapolis to the most Northerly corner of said Lot 3, Block 231, Brown and Jackin's Addition to Minneapolis; thence Southerly along the West line of said Lot 3, Block 231, Brown and Jackin's Addition to Minneapolis to the rear or Northeasterly line of Lot 3, Block 231, Wells, Sampson and Bell's Addition to Minneapolis; thence Southeasterly along the etension Southeasterly of the Northeasterly line of Lot 2, Block 231, Wells, Sampson and Bell's Addition to Minneapolis to the point of beginning. (Being registered property as set forth on Certificate of Title No. 435576).

Together with the Northeasterly 8 feet of the following described land: all that part of Lots 4 and 5, in Block 231, in Brown and Jackin's Addition to Minneapolis and of Lots 3 and 4 in Block 231 in Wells, Sampson and Bell's Addition to Minneapolis described as follows: Commencing at a point on the dividing line between said Lot 5 in Block 231 in Brown and Jackin's Addition to Minneapolis and First Avenue South in the City of Minneapolis, 75 feet in a Northeasterly direction from the intersection of said line and Ninth Street; thence at right angles in a Northwesterly direction parallel with said Ninth Street 63.23 feet more or less to a point distant 102 feet from the line between Lots 2 and 3, Block 231, Wells, Sampson and Bell's Addition to Minneapolis; thence at a right angle parallel with said First Avenue South Northeasterly 10 feet; thence at a right angle in a Northwesterly direction and parallel with said Ninth Street 50.15 feet more or less to a point 41.85 feet from the line between Lots 2 and 3, Block 231, Wells, Sampson and Bell's Addition to Minneapolis; thence Northeasterly parallel to said line between Lots 2 and 3, Block 231, Wells, Sampson and Bell's Addition to the rear or Northeasterly line of Lots 4 and 5, Block 231, Brown and Jackin's Addition; thence in a Southwesterly direction along said First Avenue South to place of beginning. (Being Registered Property as set forth on Certificate of Title No. 439062.)

Together with that part of the following described vacated 8th Street South which lies Northwesterly of the Northeasterly extension of the Southeasterly line of Lot 8, Block 231, Brown and Jackin's Addition to Minneapolis:

All that part of the Southwesterly 15 feet of 8th Street South which lies Northwesterly of the Northeasterly extension of the Southeasterly line of Block 231, Brown and Jackin's Addition to Minneapolis, and which lies Northeasterly of the following described line: Commencing at the most Easterly corner of said Block 231; thence Northwesterly along the Northeasterly line of said Block 231, a distance of 110.76 feet to the actual point of commencement of the line to be described; thence Northwesterly deflecting 30 degrees to the right, a distance of 25.98 feet; thence Northwesterly along a tangential curve, concave to the Southwest radius 15 feet, delta angle 30 degrees, tangent 4.02 feet, a distance of 7.85 feet, more or less to the point of intersection with the Northeasterly line of the Southwesterly 15 feet of vacated 8th Street South and there terminating.

PARCEL 5:

That certain leasehold estate in the following described property: That part of Lot 11, Block 231, Wells, Sampson and Bell's Addition to Minneapolis commencing at the Southwest corner of said Lot 11, being the corner of said lot formed by intersection of the alley running through said Block with Nicollet Avenue, thence Northeasterly along the dividing line between said lot and Nicollet Avenue 44 feet, thence at right angles Southeasterly 80 feet, thence at right angles Southwesterly 44 feet to the Northeasterly line of said beginning, according to the recorded plat thereof, including the adjoining 1/2 of alley vacated; TOGETHER WITH all buildings and improvements erected or located thereof; created by that certain lease dated September 9, 1965, filed November 15, 1965, as Document No. 3574434, by and between First National Bank of Minneapolis (a National Banking Association), successors trustee under the last will and testament of Hattie L. Knoblauch, deceased, party of the first part, and Florence W. Knoblauch, widow, Daniel A. Knoblauch, Emilie K. Thorpe, Francis
M. Knoblauch, and Mark K. Dalrymple, parties of the second part, "lessors" (spouses joining) and Minneapolis Federal Savings and Loan Association, "tenant" for a term of 100 years ending April 30, 2066, according to the plat thereof on file and of record in the office of the Register of Deeds, in and for Hennepin County, Minnesota.

The Lessee's interest in Lease Document No. 3574434 has been assigned to Connecticut Mutual Life Insurance Company (A Connecticut Corporation) by assignment dated December 12, 1975, filed December 12, 1975 as Document No. 4181563.

The Lessee's interest in Lease Document No. 3574434 has been further assigned to Tuxedo Corporation N.V. (a Netherlands Antilles Corporation) by assignment dated June 30, 1977, filed July 1, 1977 as Document No. 4296059.

The Lessor's interest of Florence W. Knoblauch, widow, Daniel A. Knoblauch, Emilie K. Thorpe, Francis M. Knoblauch, and Mary K. Dalrymple, in Lease Document No. 3574434, has been assigned to Northwester National Bank of Minneapolis by Assignment of Lease dated November 9, 1965, filed May 4, 1966, as Document No. 3602475.

The Lessee's interest in Lease Document No. 3574434 has been further assigned to Soften Financing Corp., N.V., by Assignment filed February 28, 1979, as Document No. 4455195, and by Quit Claim Deed filed February 28, 1979, as Document No. 4455196.

The Lessee's interest in Lease Document No. 3574434 has been further assigned to Bracksville Investment Corporation, N.V. by Assignment filed February 28, 1979, as Document No. 4455244, and by Quit Claim Deed filed February 28, 1979, as Document No. 4455245.

The Lessee's interest in Lease Document No. 3574434 has been further assigned to Edgewater Plaza Apartments, an Illinois General Partnership, by Assignment filed February 29, 1979, as Document No. 4455255, and by Quit Claim Deed filed February 28, 1979, as Document No. 4455256.

The Lessee's interest in Lease Document No. 3574434 has been further assigned to Midwest Plaza Limited Partnership, a Minnesota Limited Partnership, by Assignment filed January 26, 1984, as Document No. 4862633. The Lessee's interest in Lease Document No. 3574434 has been further assigned to 801 Nicollet Mall, L.P., a Delaware Limited Partnership, by Assignment and Assumption of Ground Lease filed January 27, 1993, as Document No. 6030476.


PARCEL 6:

The benefit of easements contained in Declaration dated February 10, 1982 filed February 25, 1982 as Document No. 4702697 (abstract) and filed February 22, 1982 as Document No. 1458821 (torrens) and the benefits of an easement for a horizontal support for a parking ramp sign contained in Easement Agreement filed March 3, 1980 as Document No. 4547542 (abstract) and 1373046 (torrens).

Hennepin County, Minnesota

                                    EXHIBIT B

                          OPERATING EXPENSE EXCLUSIONS


         Operating Expenses will not include: (i) depreciation on the Building (other than depreciation of capital items which are otherwise allowed as Operating Expenses); (ii) costs of alterations of space or other improvements made for specific tenants of the Building; (iii) finder's fees and real estate brokers' commissions; (iv) ground lease payments, mortgage principal or interest; (v) costs of replacements to personal property and for which depreciation costs are included as an Operating Expense; (vi) costs of excess or additional services provided to any specific tenant in the Building which are directly billed to such tenant; (vii) cost of repairs due to casualty or condemnation to the extent reimbursed by third parties; (viii) any cost due to Landlord's breach of this Lease, (ix) any income, estate, inheritance or other transfer tax and any excess profit, franchise, or similar taxes on Landlord's business; (x) all costs, including legal fees incurred by Landlord in enforcing its rights under other leases for premises in the Building; (xi) costs related to removing (including any related testing and monitoring) asbestos or other hazardous materials (other than fluorescent or high-intensity discharge lamps, CFC's petroleum products and other hazardous materials which are normally used in the operation, maintenance and repair of comparable office/retail buildings);
(xii) costs for any employees above the rank of general manager of the Building and reasonable allocation of the costs of employees at or below the rank of general manager whose duties include work on other buildings or projects; (xiii) any portion of the management or administrative fee for management of the Building in excess of 6.0% of the amount which would be Landlord's total revenue from the Building if at least 95% of the Building were occupied by rent-paying tenants; provided that Operating Expenses will in any event include the reasonable out-of-pocket costs of on-site management of the Building (such as, by way of illustration and not limitation, office rent or rental value at a fair market rate for an on-site management office, long distance telephone costs, document reproduction, and out of town travel in connection with the Building);
(xiv) other than the management fee set out above, costs and expenses associated with off-site management and accounting services for the Building; (xv) costs of correcting defects in the design or construction of the Building, the major building systems, equipment or appurtenances or the material used in the construction of the Building to the extent such items are then under warranty or are otherwise reimbursed by third parties; (xvi) tenant improvement allowances, moving allowances, advertising and marketing costs, and other out-of-pocket costs (including attorneys' fees or leasing agent salaries and/or commissions) for leasing of space; (xvii) bad debt loss, rent loss, or reserves for bad debt loss or rent loss; provided that Operating Expenses will in any event include the entire cost of rental or business interruption insurance other than the incremental cost for any additional coverage in excess of 24 months; (xviii) any amount for any item or service paid to any affiliate of (being any subsidiary of or any person or entity that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with) Landlord or the building manager or any partner or shareholder of either of them to the extent it exceeds the competitive cost or rate for such item or service;
(xix) costs or expenses incurred by Landlord which represent amounts paid by Landlord or its agents in bad faith or resulting from the gross negligence of Landlord, its agents, servants or employees or Landlord's grossly negligent failure to manage the Building consistent with the standards required by this Lease; (xx) the cost of any item or service otherwise included in Operating Expenses to the extent Landlord, the building manager, or any officer or employee of either receives from suppliers of goods or services any "kick-backs", finder's fees, expediting fees or other similar fees in connection with such item or service; (xxi) costs of operation of the business of the entity which constitutes Landlord or preservation of Landlord's interest in the Building, such as by way of illustration and not limitation the cost of internal accounting (other than budgeting and accounting of Operating Expenses and capital expenditures) and legal matters, th sale or mortgaging of the Building, the collection of rent or other legal disputes with any tenant of the Building relating to its tenancy, or any legal disputes with any holder of a mortgage on the Building relating to its mortgage, as distinguished from costs of management, operation, maintenance and repair of the Building; (xxii) amounts otherwise included in Operating Expenses to the extent they are reimbursed (after deduction of the out-of-pocket cost of collection of such reimbursement) by insurance or by any tenant (other than pursuant to an operating expense clause in such tenant's lease) or otherwise; (xxiii) any incremental increase in the cost of operating the common areas of the Building arising out of the permitted use of such common areas by any vendors paying rent to landlord;
(xxiv) costs of renovating or otherwise improving, decorating, or redecorating spaces for specific tenants or other occupants of the Building or other leasable spaces (as distinguished from renovations, improvements and decorations to common areas or otherwise benefiting the Building generally), and (xv) penalties resulting from failure to pay Real Estate Taxes when due and payable.

                                    EXHIBIT C
                          NIGHT CLEANING SPECIFICATIONS

                                     (CHART)

                                    EXHIBIT D

                         BUILDING RULES AND REGULATIONS




         1. No sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside or inside of the Building without the prior written consent of the Landlord. Landlord shall have the right to remove, at Tenant's expense and without notice, any sign installed or displayed in violation of this rule. All suite identification signs or lettering shall be in conformance with the Building's standards and shall be installed at the expense of Tenant by a person or vendor chosen by Landlord. In addition, Landlord reserves the right to change from time to time the format of the signs or lettering and to require previously approved signs or lettering to be appropriately altered.

         2. If Landlord objects in writing to any curtains, blinds, shades or screens attached to or hung in or used in connection with any window or door of the Premises, Tenant shall immediately discontinue such use. No awning shall be permitted on any part of the Premises. Tenant shall not place anything or allow anything to be placed against or near any glass partitions or doors or windows which may appear unsightly, in the opinion of Landlord, from outside the Premises.

         3. Tenant shall not obstruct any sidewalks, halls, passages, exits, entrances, elevators, escalators or stairways of the Building. The halls, passages, exits, entrances, shopping malls, elevators, escalators and stairways are not for the general public, and Landlord shall in all cases retain the right to control and prevent access to the Building of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interests of the Building and its tenants provided that nothing contained in this rule shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. No tenant and no employee or invitee of any tenant shall go upon the penthouse and/or roof of the Building. Furniture placement must kept eighteen inches (18") from the perimeter wall of the Building (or shall be mobile to be moved from said perimeter) and in no event shall access to the mechanical panels on the Building's perimeter be blocked or materially impeded.

         4. The directory of the Building will be provided exclusively for the display of the name and location of tenants only and Landlord reserves the right to exclude any other names therefrom.

         5. Tenant shall not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Premises and/or the Building. Landlord shall not in any way be responsible to any Tenant for any loss of property on the Premises, however occurring, or for any damage to any Tenant's property by the janitor or any other employee or any other person.

         6. Landlord will furnish Tenant free of charge with two keys to each door in the Premises. Landlord may make a reasonable charge for any additional keys, and Tenant shall not make or have made additional keys, and Tenant shall not alter any lock or install a new or additional lock or bolt on any door of its Premises. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys of all doors which have been furnished to Tenant, and in the event of loss of any keys so furnished, shall pay Landlord therefor.

         7. If Tenant requires telegraphic, telephonic, burglar alarm or similar services, it shall first obtain, and comply with, Landlord's instructions in their installation.

         8. No equipment, materials, furniture, packages, supplies, merchandise or other property will be received in the Building or carried in the elevators except between such hours and in such elevators as may be designated by Landlord.

         9. Tenant shall not place a load upon any floor which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Landlord shall have the right to prescribe the weight, size and position to all equipment, materials, furniture or other property brought into the Building. Heavy objects shall stand on such platforms as determined by Landlord to be necessary to properly distribute the weight. Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building or to any space in the Building to such a degree as to be objectionable to Landlord or to any tenant shall be placed and maintained by Tenant, at Tenant's expense on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of the Building must be acceptable to Landlord. Landlord will not be responsible for loss of, or damage to, any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

         10. Tenant shall not waste electricity, water or air conditioning. Tenant shall keep corridor doors closed.

         11. Landlord reserves the right to exclude persons from the Building between the hours of 6 p.m. and 7 a.m. the following day (or such other hours as may be established from time to time by Landlord) and on Sundays and legal holidays, unless that person is known to the person or employee in charge of the Building as being an employee of Tenant and has a pass or is properly identified. Tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of such persons. Landlord shall not be liable for damages for any error with regard to the admission to or exclusion from the Building of any person.

         12. Tenant shall close and lock the doors of its Premises and entirely shut off all water faucets or other water apparatus and electricity, gas or air outlets before Tenant and its employees leave the Premises. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or by Landlord for noncompliance with this rule.

         13. The toilet rooms, toilets, urinals wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, no foreign substance of any kind whatsoever shall be thrown into any of them, and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose employees or invitees, shall have caused it.

         14. Tenant shall not install any radio or television antenna, satellite dish, loudspeaker or other device on the roof or exterior walls of the Building except by virtue of a separate license negotiated with Landlord. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere.

         15. Except as approved by Landlord, Tenant shall not mark, drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the Premises. Tenant shall not cut or bore holes for wires. Tenant shall not affix any floor covering to the floor of the Premises in any manner except as approved by Landlord. Tenant shall repair any damage resulting from noncompliance with this rule.

         16. No animals are allowed in the Building with the exception of seeing-eye, hearing or other trained service animals. In the event any injuries are caused to Tenant's employees or invitees, the owner of said animal agrees to indemnify and hold the Landlord and its managing agent and all other tenants harmless from all costs (including reasonable attorneys' fees) with respect to the presence of any animals in the Building.

         17. Tenant shall store all its trash and garbage within its Premises. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord.

         18. No cooking shall be done or permitted by any Tenant on the Premises, except by the Tenant with Underwriters' Laboratory approved microwave oven or equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted provided that such equipment and use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations.

         19. Tenant shall not use in any space or in the public halls of the Building any hand trucks except those equipped with the rubber tires and side guards or such other material-handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind into the Building. Tenant must not utilize any elevator other than the designated freight elevator: i) for deliveries requiring hand trucks or other material-handling equipment, or ii) for moving furniture, equipment or other personal property into or out of the Building.

         20. Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant except as Tenant's address.

         21. Smoking is not allowed anywhere within any common areas of the Building. Smoking is not permitted in any lavatory or other restroom, lobby, stairwell, hallway, elevator, atrium or within the parking ramp.

         22. The requirements of Tenant will be attended to only upon appropriate application to the office of the Building by an authorized individual. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instruction from Landlord,and no employee of Landlord will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.

         23. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Building.

         24. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of premises in the Building.

         25. Tenant acknowledges that certain areas of the Building has or has had asbestos containing materials ("ACM"). Landlord has adopted a program to abate and remove the ACM from the Building and to monitor and maintain in a safe condition ACM until such time as it is abated and removed. Tenant agrees to follow and adhere to the guidelines specified in Landlord's asbestos operations and maintenance program to the extent there exists any ACM in Tenant's premises.

         26. Tenant will refer all contractors, contractor's representatives and installation technicians rendering any services on or to the premises for Tenant to Landlord for Landlord's approval and supervision before performance of any contractual service as provided in Tenant's lease. This provision shall apply to all work performed in the Building, including but not limited to the installation of telephone and computer equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, HVAC systems, life safety systems, or any other physical portion of the Building. Such approval, if given, shall in no way make the Landlord a party to any contract between Tenant and any such contractor, and Landlord shall have no liability therefore.

         27. Landlord reserves the right to make such other reasonable rules and regulations, or to amend and revise the foregoing rules and regulations as in its judgment may from time to time be needed for the safety and security, for the care and cleanliness of the Building and for the preservation of good order in and about the Building. Tenant agrees to abide by all such rules and regulations and any additional or modifications to these rules and regulations which are adopted from time to time by Landlord.

         28. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant's employees, agents, clients, customers, invitees and guests.

                                 LEASE GUARANTY






         FOR VALUE RECEIVED, and in consideration for, and as an inducement to MIDWEST REAL ESTATE HOLDINGS, INC., a Minnesota corporation (hereinafter referred to as "LANDLORD") to enter into the Standard Office Lease Agreement
(Net) dated May __, 1997, pertaining to Premises in the East Tower and the West Tower of the Midwest Plaza Building in Minneapolis, Minnesota (hereafter referred to as the "LEASE") with RETEK INFORMATION SYSTEMS, INC., a Delaware corporation (hereafter referred to as "TENANT"), the undersigned, HNC SOFTWARE INC., a Delaware corporation hereby absolutely, unconditionally and irrevocably guarantees to Landlord the full and complete performance of all of the Tenant's covenants and obligations under said Lease and the full payment by Tenant of all rentals, and other charges and amounts required to be paid thereunder, including to the extent Tenant is required to pay said expenses under the Lease, Landlord's expenses (including reasonable attorneys' fees) in enforcing the obligations of Tenant under said Lease, and the undersigned will pay all Landlord's expenses, including reasonable attorneys' fees, incurred in enforcing this Guaranty. The undersigned further represents to Landlord as an inducement for Landlord to make said Lease, that the execution and delivery of this Guaranty is not in contravention of any other lease, mortgage, loan agreement or other agreement of which the undersigned is a party. This Guaranty shall be binding upon the undersigned for obligations which accrue during the original term of the Lease and any renewals and extensions thereof. The undersigned acknowledges and covenants to Landlord that the undersigned has a beneficial interest in Tenant and, accordingly, has a direct financial interest in the making of the Lease.

         The undersigned does hereby waive all requirements of notice of the acceptance of this Guaranty and all requirements of notice of breach or non-performance by Tenant. Notwithstanding the foregoing, the Landlord shall use its best efforts to mail to the undersigned a copy of any default notice given by Landlord to Tenant, it being acknowledged and agreed by the undersigned that the Landlord's failure to mail a default notice to the undersigned shall not relieve the undersigned of its obligations under this Guaranty. The undersigned's obligations hereunder shall remain fully binding although Landlord may have waived one or more defaults by Tenant, extended the time of performance by Tenant, released, returned or misapplied other collateral given later as additional security (including other guaranties) or released Tenant from the performance of its obligation under such Lease. The undersigned further agrees that the undersigned's liability under this Guaranty shall be primary, and that in any right of action which shall accrue to Landlord under said Lease, Landlord may, at Landlord's option, proceed against the undersigned and Tenant, jointly or severally, or may proceed against the undersigned without having commenced any action against or having obtained any judgment against Tenant. The undersigned's obligations hereunder shall remain fully binding, notwithstanding any course of dealings between Landlord and Tenant and notwithstanding that Tenant may assign the Lease or sublet all or part of the Premises to third parties. Without the written consent of the undersigned, Landlord and Tenant may not modify, extend, amend, or make other covenants respecting the Lease if as a result of such modification, extension, amendment or other covenants, the obligations of the Tenant under the Lease have been materially increased, it being acknowledged and agreed by the undersigned, however, that amendments that may be entered into by Landlord and Tenant pursuant to the existing provisions of the Lease relating to expansion of the Premises under Articles 32, 33, 34 or 35 or renewal of the Term under Article 37 shall not require the consent of the undersigned. The undersigned shall not be released, but shall continue to be fully liable for payment and performance of all liabilities, obligations, and duties of Tenant under the Lease as modified, extended, amended or assigned.

         This Guaranty shall be binding upon the undersigned and its successors and assigns. This Guaranty may be enforced by Landlord or the successors or assigns of Landlord under the Lease.

         IN WITNESS WHEREOF, the undersigned guarantor has caused this Guaranty to be executed this __ day of May, 1997.

                                       HNC SOFTWARE INC.

                                       By: /s/ ROBERT L. NORTH
                                          --------------------------------------

                                       Its: President
                                           -------------------------------------


                                       By: /s/ R. V. THOMAS
                                          --------------------------------------

                                       Its: CFO
                                           -------------------------------------

CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT
================================================================================

State of California
County of San Diego

On June 2, 1997 before me,           PEGGY K. CRONIN, NOTARY PUBLIC
   ------------           ------------------------------------------------------
       DATE               NAME, TITLE OF OFFICER-E.G., "JANE DOE, NOTARY PUBLIC"

personally appeared             ROBERT L. NORTH AND RAYMOND V. THOMAS
                   -------------------------------------------------------------
                                        NAME(S) OF SIGNER(S)

[X] personally known to me - OR - [ ] proved to me on the basis of satisfactory evidence to be the persons whose names
                                        are subscribed to the within instrument
                                        and acknowledged to me that they
                                        executed the same in their authorized
                                        capacities, and that by their signatures
                                        on the instrument the persons, or the
[NOTARY SEAL]                           entity upon behalf of which the persons
                                        acted, executed the instrument.

                                        WITNESS my hand and official seal.


                                        /s/     PEGGY K. CRONIN
                                        ----------------------------------------
                                                SIGNATURE OF NOTARY

=================================== OPTIONAL ===================================

Though the data below is not required by law, it may prove valuable to persons relying on the document and could prevent fraudulent reattachment of this form.

     CAPACITY CLAIMED BY SIGNER                DESCRIPTION OF ATTACHED DOCUMENT

[ ] INDIVIDUAL
[X] CORPORATE OFFICER                                   LEASE GUARANTY
    PRESIDENT/CEO & CFO, respectively        -----------------------------------
    ---------------------------------             TITLE OR TYPE OF DOCUMENT
                TITLE(S)

[ ] PARTNER(S)          [ ] LIMITED
                        [ ] GENERAL                           2
                                                --------------------------------
[ ] ATTORNEY-IN-FACT                                   NUMBER OF PAGES
[ ] TRUSTEE(S)
[ ] GUARDIAN/CONSERVATOR
[ ] OTHER: __________________________                   JUNE 2, 1997
    _________________________________           --------------------------------
    _________________________________                  DATE OF DOCUMENT

SIGNER IS REPRESENTING:
NAME OF PERSON(S) OR ENTITY(IES)                             NONE
                                                --------------------------------
        HNC SOFTWARE INC.                       SIGNER(S) OTHER THAN NAMED ABOVE
-------------------------------------
-------------------------------------
-------------------------------------
================================================================================
                                            (C) 1993 NATIONAL NOTARY ASSOCIATION
               o  8236 Rommet Ave., P.O. Box 7184  o  Canoga Park, CA 91309-7184